                                                                   EXHIBIT 10.21
                                ----------------
                                REDACTED VERSION
                                ----------------

                            ASSET PURCHASE AGREEMENT



                                     BETWEEN



                           INTERNATIONAL ISOTOPES INC.



                                       AND



                                NEORX CORPORATION







                              DATED: MARCH 20, 2001



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                                    CONTENTS

1.      Definitions................................................................  1
2.      Purchase and Sale of Assets................................................  5
        2.1       Purchase and Sale................................................  5
                  2.1.1      Equipment.............................................  5
                  2.1.2      Equipment and Other Personal Property Leases..........  6
                  2.1.3      Inventory.............................................  6
                  2.1.4      Intellectual Property, Books and Manuals..............  6
                  2.1.5      Permits...............................................  7
                  2.1.6      Contract Rights.......................................  7
                  2.1.7      Purchased Real Property...............................  7
                  2.1.8      Insurance Proceeds....................................  7
        2.2       Excluded Assets..................................................  7
                  2.2.1      Tax Refunds...........................................  7
                  2.2.2      Cash and Equivalents..................................  7
                  2.2.3      Accounts Receivable...................................  7
                  2.2.4      Excluded Real Property................................  7
                  2.2.5      Excluded Contracts....................................  8
                  2.2.6      Other Excluded Assets.................................  8
        2.3       Assumption of Liabilities........................................  8
        2.4       Excluded Liabilities.............................................  8
                  2.4.1      Excluded Real Property................................  8
                  2.4.2      Taxes.................................................  8
                  2.4.3      Litigation............................................  8
                  2.4.4      Claims................................................  9
                  2.4.5      Warranties............................................  9
                  2.4.6      Environmental Liability...............................  9
                  2.4.7      Severance Costs.......................................  9
                  2.4.8      Employee Expenses.....................................  9
                  2.4.9      Accrued Liabilities and Payables......................  9
                  2.4.10     Other.................................................  10
        2.5       Instruments of Sale and Transfer.................................  10
        2.6       Further Assurances...............................................  10
3.      Purchase Price.............................................................  10
        3.1       Purchase Price...................................................  10
        3.2       Allocation of Purchase Price.....................................  11
4.      Closing....................................................................  11
        4.1       Closing Date.....................................................  11
        4.2       Closing Payments.................................................  11
5.      Representations and Warranties of Seller...................................  12
        5.1       Organization, Good Standing, etc.................................  12
        5.2       Corporate Authority..............................................  12
        5.3       No Conflict......................................................  12
        5.4       Consents and Approvals...........................................  13
        5.5       Financial Statements.............................................  13

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
        5.6       Absence of Certain Changes or Events.............................  13
        5.7       Taxes............................................................  13
        5.8       Purchased Real Property..........................................  14
        5.9       Equipment........................................................  15
        5.10      Environmental and Safety Matters.................................  15
        5.11      Contracts........................................................  17
        5.12      Claims and Legal Proceedings.....................................  17
        5.13      Labor Matters....................................................  18
        5.14      Patents, Trademarks and Intellectual Property....................  18
        5.15      Licenses, Permits, Authorizations, etc...........................  20
        5.16      Compliance With Law..............................................  20
        5.17      Permits and Qualifications.......................................  20
        5.18      Insurance........................................................  20
        5.19      Employee Plans...................................................  20
        5.20      Excluded Assets..................................................  21
        5.21      Brokerage........................................................  21
        5.22      Accredited Investor..............................................  21
        5.23      Ongoing Business.................................................  22
        5.24      Full Disclosure..................................................  22
6.      Representations and Warranties of Buyer....................................  22
        6.1       Organization, Good Standing, Power, etc..........................  22
        6.2       Transaction Documents............................................  22
        6.3       No Conflict......................................................  22
        6.4       Claims and Local Proceedings.....................................  23
        6.5       Brokerage........................................................  23
        6.6       Warrant..........................................................  23
        6.7       Consents and Approvals...........................................  23
7.      Certain Covenants..........................................................  23
        7.1       Access...........................................................  23
        7.2       Assignment of Contracts..........................................  24
        7.3       Conduct of Business Prior to Closing.............................  25
                  7.3.1 ...........................................................  25
                  7.3.2 ...........................................................  25
        7.4       Covenants to Satisfy Conditions..................................  26
8.      Conditions Precedent to Obligations of Buyer...............................  26
        8.1       No Injunction or Litigation; Compliance with Laws................  26
        8.2       Representations, Warranties and Covenants........................  27
        8.3       No Adverse Changes...............................................  27
        8.4       Consents and Approvals...........................................  27
        8.5       Taxes............................................................  28
        8.6       Delivery of Documents............................................  28
        8.7       Legal Opinion....................................................  29
        8.8       Satisfaction of Conditions.......................................  29
        8.9       Employment and Noncompetition Arrangements.......................  29
        8.10      Agreement with Texas State Bank; Assumption of Bank Debt.........  29
        8.11      Opinion as to Environmental Matters..............................  29

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
        8.12      Imagyn Lease Agreement...........................................  29
        8.13      University of North Texas Lease Agreement........................  30
        8.14      License to Background Intellectual Property......................  30
9.      Conditions Precedent to Obligations of Seller..............................  30
        9.1       No Injunction or Litigation......................................  30
        9.2       Representations, Warranties and Covenants........................  31
        9.3       Delivery of Documents............................................  31
        9.4       Legal Opinion....................................................  31
        9.5       Agreement with Texas State Bank; Assumption of Bank Debt.........  31
        9.5       Obligations to Unsecured Creditors...............................  31
        9.6       Imagyn Closing...................................................  31
        9.7       LINAC and Bracco Agreement.......................................  31
        9.9       University of North Texas Lease Agreement........................  32
        9.10      Satisfaction of Conditions.......................................  32
10.     Certain Post-Closing Covenants.............................................  32
        10.1      Further Assurances...............................................  32
        10.2      Books and Records................................................  32
        10.3      Post-Closing Cooperation.........................................  33
11.     Taxes and Costs; Apportionment.............................................  33
        11.1      Transfer Taxes...................................................  33
        11.2      Transaction Costs................................................  33
        11.3      Apportionment....................................................  33
12.     Bulk Sales.................................................................  33
13.     Covenants Not to Compete...................................................  33
        13.1      Covenants........................................................  33
        13.2      Minor Investments................................................  34
        13.3      Remedies.........................................................  34
14.     Survival and Indemnification...............................................  34
        14.1      Survival.........................................................  34
        14.2      Indemnification by Seller........................................  35
        14.3      Indemnification by Buyer.........................................  36
        14.4      Threshold and Time Limitations...................................  36
        14.5      Procedure........................................................  37
        14.6      Proportional Liability for Losses................................  38
        14.7      Election of Remedies.............................................  38
        14.8      Specific Performance.............................................  38
        14.9      Exclusive Remedies...............................................  39
15.     Termination................................................................  39
        15.1      Termination......................................................  39
        15.2      Effect of Termination............................................  39
16.     Miscellaneous..............................................................  40
        16.1      Confidentiality Obligations of Seller Following the Closing......  40
        16.2      Public Announcements.............................................  40
        16.3      Severability.....................................................  40
        16.4      Modification and Waiver..........................................  40
        16.5      Notices..........................................................  41

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
        16.6      Assignment.......................................................  41
        16.7      Captions.........................................................  42
        16.8      Entire Agreement.................................................  42
        16.9      No Third-Party Rights............................................  42
        16.10     Counterparts.....................................................  42
        16.11     Governing Law....................................................  42



Exhibit 2.5(a)    Bill of Sale and Assignment
Exhibit 2.5(b)    Assignment and Assumption Agreement
Exhibit 3.1       Form of Warrant
Exhibit 8.7       Opinion of Seller's Counsel
Exhibit 9.4       Opinion of Buyer's Counsel


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

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") is made as of the 20th day of March, 2001, by and between International Isotopes Inc., a Texas corporation ("Seller"), and NeoRx Corporation, a Washington corporation ("Buyer").

                                    RECITALS

        A. Seller desires and intends to sell certain of its assets and other rights relating to its operations, products, services and activities at or on the Jim Christal Property, at the price and on the terms and conditions herein set forth.

        B. Buyer desires and intends to purchase certain of Seller's assets and other rights relating to Seller's operations, products, services and activities at or on the Jim Christal Property and to assume certain of the liabilities relating to such assets, at the price and on the terms and conditions herein set forth.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.    DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

        1.1 "Affiliate": of any person (the "Subject") means any other person which, directly or indirectly, controls or is controlled by or is under common control with the Subject and, without limiting the generality of the foregoing, includes, in any event, (a) any person which beneficially owns or holds 25% or more of any class of voting securities of the Subject or 25% or more of the legal or beneficial interest in the Subject and (b) any person of which the Subject beneficially owns or holds 25% or more of any class of voting securities or 25% or more of the legal or beneficial interest; provided, however, that the Preferred Shareholders of Seller and persons and entities not controlled by Seller shall not be deemed "Affiliates" of the Seller for purposes of Section 13 of this Agreement. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

        1.2 "Agreement": This Agreement and all Schedules and Exhibits hereto.

        1.3 "Assets": As defined in Section 2.1.

        1.4 "Assignment and Assumption Agreement": As defined in Section 2.5.

        1.5 "Assumed Liabilities": As defined in Section 2.3.


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        1.6 "Balance Sheet Date": As defined in Section 5.5.

        1.7 "Bill of Sale". As defined in Section 2.6.

        1.8 "Business". All operations, products, services and activities of Seller at or on the Jim Christal Property. "Business" shall include the operation of the Assets and the Facilities. Notwithstanding the foregoing, "Business" does not include Seller's brachytherapy seed business, the business of International Isotopes of Idaho, Inc., the linear accelerator operations of Seller or the related operations conducted at Seller's Shady Oaks property in Denton, Texas, or any operations of Seller conducted at Seller's property in Waxahachie, Texas.

        1.9 "Claim": Any claim, demand, cause of action, suit, proceeding, arbitration, hearing or investigation.

        1.10 "Closing": The consummation of the purchase and sale of the Assets under this Agreement.

        1.11 "Closing Date": The date upon which the Closing becomes effective.

        1.12 "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

        1.13 "Contract": As defined in Section 2.1.6.

        1.14 "Creditor Amount": As defined in Section 3.1.

        1.15 "Disclosure Memorandum": That certain Disclosure Memorandum dated as of the date hereof and delivered by Seller to Buyer on the date hereof in connection with this Agreement.

        1.16 "Employee Benefit Plans": All employee pension benefit plans, as defined in Section 3(2) of ERISA, employee welfare benefit plans, as defined in Section (3)(1) of ERISA, and any deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, severance, insurance, retirement, excess benefit, fringe benefit or other plan, trust or arrangement, whether or not covered by ERISA, whether written or oral, for the benefit of the Business employees.

        1.17 "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

        1.18 "Encumbrance": Any security interest, mortgage, lien, charge, option, easement, license, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, transfer, voting, receipt of income or other exercise of any attributes of ownership.

        1.19 "Environment": The air, ground (surface and subsurface) or water (surface and groundwater).

        1.20 "Environmental and Safety Law": Any federal, state, local or other law, statute, rule, ordinance or regulation or any common law (now or hereafter in effect) pertaining to public or worker health, welfare or safety or the Environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the


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Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section
6901 et seq.; the Federal Clean Air Act, 42 U.S.C. Section 7401-7626; the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, as amended, 33 U.S.C. Section 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 135 et seq.; the Federal Environmental Pesticide Control Act, the Federal Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Energy Reorganization Act of 1974, P.L. 93-438, 42 U.S.C. Sections 5801, et seq.; the Texas Department of Health, Bureau of Radiation Control regulations, 25 TAC Section 289, et seq., under the authority of Tex. Rev. Civ. Stat. Ann. Art. 4590f, et seq.; Federal Drug Administration regulations, 21 C.F.R. Part 310, et seq., under the authority of 21 U.S.C. Sections 321 et seq. and 42 U.S.C. 216 et seq.; Texas Department of Health, Drugs and Medical Devices Division regulations, 25 TAC Section 229 et seq., under the authority of Tex. Health & Safety Code Chapter 431: Texas Food, Drug, and Cosmetic Act; and the rules and regulations of the Texas Natural Resources Conservation Commission.

        1.21 "Excluded Assets": As defined in Section 2.2.

        1.22 "Excluded Liabilities": As defined in Section 2.4.

        1.23 "Excluded Real Property": As defined in Section 2.2.4.

        1.24 "Facilities": The Jim Christal Property, and all plants, buildings, structures and improvements located thereon, including the cyclotron building.

        1.25 "Financial Statements": As defined in Section 5.5.

        1.26 "Governmental Body": Any federal, state or other court or governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, domestic or foreign.

        1.27 "Hazardous Materials": Any hazardous or toxic substances, materials and wastes, including, but not limited to, those substances included in the definitions of "Hazardous Substances," "Hazardous Materials," "Toxic Substances," "Hazardous Waste," "Solid Waste," "Pollutant," or "Contaminant" in any Environmental and Safety Law and the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to those laws; those substances listed in the United States Department of Transportation Table (49 C.F.R. Section 172.101 and any amendments thereto); such other substances, materials and wastes which now or hereafter are regulated or are classified as hazardous or toxic by any Governmental Body; asbestos, polychlorinated biphenyls and oil and petroleum products or by-products; and radioactive waste, radioactive substances, radioactive products, pollutants, wastes or contaminants.

        1.28 "Imagyn": Imagyn Medical Technologies, Inc.

        1.29 "Imagyn Lease Agreement": As defined in Section 8.13.

        1.30 "indemnified party": As defined in Section 14.5.

        1.31 "indemnifying party": As defined in Section 14.5.


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        1.32 "Intellectual Property": As defined in Section 2.1.4.

        1.33 "Inventory": The inventories of Seller described in Section 2.1.3.

        1.33.1 "Jim Christal Property": The real property situated at 3100 Jim Christal Road, Denton, Texas, which real property is more particularly described on Schedule 2.1.7.

        1.34 "Judgment": Any judgment, order, award, writ, injunction or decree of any Governmental Body or arbitrator.

        1.35 "Loss": Any loss, damage, Judgment, debt, liability, obligation, fine, penalty, cost or expense (including, but not limited to, any legal and accounting fee or expense), whether or not relating to personal injury, property damage, public or worker health, welfare or safety or the Environment and whether or not relating to violations of or liability under Environmental and Safety Law.

        1.36 "Material Adverse Effect"; "Material Adverse Change": Matters concerning Seller, the Assets or the Business will be deemed to have a "Material Adverse Effect" or to have resulted in a "Material Adverse Change" only if, individually or in the aggregate, they would, or reasonably could be expected to, materially decrease the value of the Assets in the hands of Buyer, materially interfere with Buyer's ability to operate the Business following the Closing, or result in material liability to Buyer that Buyer has not expressly agreed to assume pursuant to this Agreement.

        1.37 "Note": As defined in Section 3.1.

        1.38 "1999 Balance Sheet": As defined in Section 5.5.

        1.39 "Operating Amount": As defined in Section 3.1.

        1.40 "Permit": Any permit, license, approval, certification, endorsement or qualification of any Governmental Body or any other person or entity.

        1.40.1 "Permitted Encumbrance": An Encumbrance specifically agreed to by Buyer and listed on Schedule 2.1.

        1.41 "Personal Property": As defined in Section 5.8.

        1.42 "Preferred Shareholders ": Holders of shares of Seller's Series A Convertible Redeemable Preferred Stock and Series B 7% Convertibles Redeemable Preferred Stock.

        1.43 "Purchase Price": As defined in Section 3.1.

        1.44 "Purchased Real Property": The real property described in Section 2.1.7.

        1.45 "Relevant Employees": As defined in Section 5.13.

        1.46 "Remedial Action": Any investigation, site assessment, monitoring or other evaluation of conditions relating to the Environment at a site, or any clean-up, treatment,


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containment, removal, restoration, corrective action or remedial work involving any Hazardous Materials.

        1.47 "Restricted Activities": As defined in Section 13.1.

        1.48 "Tax" or "Taxes": All taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, gross receipts, personal property, real property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

        1.49 "Third-Party Claim": As defined in Section 14.5.

        1.50 "Threshold": As defined in Section 14.4.

        1.51 "Transaction Documents": Any and all of the agreements and documents referenced in Sections 8 and 9, including, without limitation, the Warrants.

        1.52 "Transfer": As defined in Section 2.1.

        1.53 "Transmitted Copies": As defined in Section 16.10.

        1.54 "TSB": Texas State Bank.

        1.55 "TSB Agreements": As defined in Section 8.10.

        1.56 "Warrants": As defined in Section 3.1.

2.    PURCHASE AND SALE OF ASSETS

        2.1 PURCHASE AND SALE

        Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver (collectively, "transfer"), or cause to be transferred, to Buyer, free and clear of all Encumbrances, except Permitted Encumbrances specifically listed on Schedule 2.1, and Buyer shall purchase and acquire, all of Seller's right, title and interest in and to all of the assets and rights (collectively, the "Assets") of every type and description, used in or relating to the Business, whether tangible or intangible, real, personal or mixed, wherever located and whether or not reflected on the books and records of Seller, including, but not limited to, the following assets and rights (but excluding the Excluded Assets):

            2.1.1 EQUIPMENT

        All machinery, equipment, furniture, computer hardware, fixtures, motor vehicles, tooling, leasehold improvements and other tangible personal property owned by Seller and used in or relating to the Business as of the close of business on the Closing Date, including, without limitation, the personal property described in Schedule 2.1.1 to the Disclosure Memorandum and such personal


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property and fixtures used in or relating to the Business even if located on the
Excluded Real Property.

            2.1.2 EQUIPMENT AND OTHER PERSONAL PROPERTY LEASES

        All of Seller's right, title and interest in, to and under the leases and rental agreements in respect of equipment or other tangible personal property used in or relating to the Business as of the close of business on the Closing Date, including, without limitation, those leases and agreements described in Schedule 2.1.2 to the Disclosure Memorandum.

            2.1.3 INVENTORY

        All inventory, wherever located (including inventory located on the Excluded Real Property), including raw materials, works-in-process, packaging, finished goods, spare parts and shop and production supplies, used in or relating to the Business as of the close of business on the Closing Date ("Inventory"), including, without limitation, the types of Inventory described in Schedule 2.1.3 to the Disclosure Memorandum (which Schedule sets forth raw materials, finished goods, packaging and other Inventory by location as of the date indicated in such Schedule) and all rights of Seller to the warranties received from suppliers and distributors and any related claims, credits, rights of recovery and setoffs with respect to such Inventory.

            2.1.4 INTELLECTUAL PROPERTY, BOOKS AND MANUALS

        (a) All information (whether or not protectible by patent, copyright or trade secret rights) and intellectual property rights possessed or owned by Seller and used in or relating to the Business as now conducted or planned to be conducted, and all right, title and interest of Seller in, to and under licenses, sublicenses or like agreements providing Seller any right or concession to use any information or intellectual property, and, in each case, used in or relating to the Business as now conducted or planned to be conducted, including all trade names, trademarks (including common-law trademarks), service marks, art work, packaging, plates, emblems, logos, insignia and copyrights, and their registrations and applications, and all goodwill associated therewith, all domestic and foreign patents and patent applications, all technology, know-how, show-how, trade secrets, manufacturing processes, formulae, drawings, designs, systems, forms, technical manuals, data, computer programs, product information and development work-in-progress and all documentary evidence of any of the foregoing, including, without limitation, the trademarks, patents, patent applications, other assets and related agreements; and (b) all books and records (including all discs, tapes and other media storage data and information), equipment maintenance records, warranty information, records of plant operations and the source and disposition of materials used and produced in such plants, standard forms of documents, manuals of operations or business procedures and other similar procedures, including but not limited to written operating procedures and good manufacturing practices, and all other information of Seller used in or relating to the Business as now conducted or planned to be conducted and, with respect to the Purchased Real Property, all soil test reports, building inspection reports, building plans, blueprints, renderings and surveys, including in the case of both (a) and (b) above those items described in
Schedule 2.1.4 to the Disclosure Memorandum (collectively, the "Intellectual Property"); provided, however, that as to those standard operating procedures that are specifically identified on Schedule 2.1.4 attached hereto as also relating to other parts of Seller's business that are not being sold to Buyer hereunder, Seller


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


shall retain equal and co-extensive ownership rights and may convey the same to the purchasers of other parts of Seller's business to which such standard operating procedures also relate.

            2.1.5 PERMITS

        All Permits used in or relating to the Business as of the close of business on the Closing Date, to the extent actually assignable or transferable, including, without limitation, those described in Schedule 2.1.5 to the Disclosure Memorandum.

            2.1.6 CONTRACT RIGHTS

        All of Seller's right, title and interest in, to and under the contracts and agreements described in Schedule 2.1.6 to the Disclosure Memorandum (the "Contracts").

            2.1.7 PURCHASED REAL PROPERTY

        All real property, and rights thereto, owned by Seller and used in or relating to the operation of the Business as of the close of business on the Closing Date as described in Schedule 2.1.7 to the Disclosure Memorandum (the "Purchased Real Property").

            2.1.8 INSURANCE PROCEEDS

        All insurance proceeds paid or payable to Seller in respect of any damage to or destruction or loss of any assets or rights of Seller reflected on the Schedules referred to in this Section 2.1, including any assets of Seller that, as far as could reasonably be foreseen, would have been included in the Assets but for such damage, destruction or loss.

            2.2 EXCLUDED ASSETS

        Seller and Buyer expressly understand and agree that Seller is not transferring to Buyer pursuant to this Agreement any of the following assets or rights of Seller (the "Excluded Assets"):

            2.2.1 TAX REFUNDS

        Seller's rights to refunds of Taxes paid with respect to the Business for the periods on or prior to the Closing Date.

            2.2.2 CASH AND EQUIVALENTS

        Seller's cash, bank deposits or similar cash and cash equivalent items existing as of the close of business on the Closing Date.

            2.2.3 ACCOUNTS RECEIVABLE

        Seller's accounts receivable existing as of the close of business on the Closing Date.

            2.2.4 EXCLUDED REAL PROPERTY

        None of Seller's real property other than the Purchased Real Property, or any of the rights and liabilities relating to such other real property (the "Excluded Real Property").


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

            2.2.5 EXCLUDED CONTRACTS

        None of Seller's right, title or interest in, to or under any contracts or agreements other than the Contracts described in Schedule 2.1.6 to the Disclosure Memorandum.

            2.2.6 OTHER EXCLUDED ASSETS

        All other assets of Seller described in Schedule 2.2.6 to the Disclosure Memorandum.

            2.3 ASSUMPTION OF LIABILITIES

        Upon the terms and subject to the conditions of this Agreement and except for Excluded Liabilities, Buyer agrees, effective at the time of Closing, to assume all obligations, contracts, and liabilities of Seller (the "Assumed Liabilities") of any kind, character or description, relating to or arising out of the Business from and after the Closing Date, including, without limitation, the following:

        (a) All liabilities and obligations of Seller arising under the Contracts and the leases and rental agreements covered by Section 2.1.2 from and after the Closing Date;

        (b) Any liabilities and obligations relating to or arising out of any products sold, or services rendered, by the Business from and after the Closing Date; and

        (c) Any liabilities arising in connection with the Business or the Assets under federal, state, local or foreign environmental or health laws from and after the Closing Date.

        2.4 EXCLUDED LIABILITIES

        Buyer shall not assume any liabilities other than the Assumed Liabilities, nor shall it assume any of the following obligations or liabilities, which shall remain obligations and liabilities of Seller (all obligations or liabilities not assumed by Buyer herein are called the "Excluded Liabilities"):

            2.4.1 EXCLUDED REAL PROPERTY

        Any payables, claims, liabilities, fines, rents and contractual and other obligations, contingent or otherwise, accruing or relating to the periods on or prior to the Closing Date, in any way relating to the Excluded Real Property.

            2.4.2 TAXES

        Except as otherwise provided in this Agreement, any liabilities for Taxes either accruing or relating to the periods on or prior to the Closing Date.

            2.4.3 LITIGATION

        Any claim, Judgment, penalty, settlement agreement or other obligation to pay in respect of any Claim that is pending or threatened on or prior to the Closing Date, including, but not limited to, those listed in Schedule 5.12 to the Disclosure Memorandum.

            2.4.4 CLAIMS

        All claims, liabilities or other obligations that relate to injuries, actions, omissions, conditions or events that occurred or existed on or prior to the Closing Date, whether based on any act or omission of Seller, in connection with the operation of the Business, including, without limitation, claims based on workers' compensation, product liability, negligence, strict liability, failure to warn or defective design.

            2.4.5 WARRANTIES

        Seller's liabilities and obligations pursuant to warranties (express or implied) to customers for any products manufactured on or prior to the Closing Date.

            2.4.6 ENVIRONMENTAL LIABILITY

        All claims and liabilities arising out of or relating to (a) the treatment, storage or disposal on or prior to the Closing Date of Hazardous Materials by Seller or any other person (including, without limitation, any previous owner, lessor or sublessor) on or at the Purchased Real Property or any other real property previously owned, leased, subleased or used by Seller in the operation of the Business; (b) releases of Hazardous Materials on, at or from any assets or properties, including, without limitation, the Purchased Real Property, owned, leased, subleased or used by Seller in the operation of the Business at any time such assets or properties were owned, leased, subleased or used by Seller in the operation of the Business; (c) use, generation, manufacture, shipment or transportation of Hazardous Materials by Seller in the operation of the Business; and (d) releases of Hazardous Materials by any person (including, without limitation, any previous owner, lessee or sublessee) on or from the Purchased Real Property prior to Seller's ownership or use thereof.

            2.4.7 SEVERANCE COSTS

        All severance obligations and other costs of terminating employees wherever located resulting from any termination or cessation of employment occurring on or prior to the Closing Date, from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices, obligations relating to Section 2806 or 4999 of the Code, or otherwise.

            2.4.8 EMPLOYEE EXPENSES

        All liabilities and obligations with respect to either the continuation or the termination by Seller of any Employee Benefit Plan for the benefit of the Business's employees, except as otherwise provided by law, and all liabilities with respect to accrued payroll, bonuses, hourly and salary vacation pay, workers compensation liability, year-end profit sharing, state disability tax, hourly and salary profit sharing, fringe benefits and other employee benefits with respect to or that relate to periods of employment on or prior to the Closing Date.

            2.4.9 ACCRUED LIABILITIES AND PAYABLES

        All liabilities accrued on or before the Closing Date, including, without limitation, property taxes, sales and use taxes, utilities, freight expense, inventory gain/loss and all other accrued liabilities, and any trade payable or account payable (whether or not the same has become due and payable), accrued expense, loan, note, advance, credit, intercompany borrowing, liability or account allocation or other form of indebtedness of any kind or nature incurred in connection with the Business on or prior to the Closing Date.

            2.4.10 OTHER

        All liabilities and obligations in respect of any Excluded Asset.

        2.5 INSTRUMENTS OF SALE AND TRANSFER

        On or prior to the Closing Date, Seller shall deliver to Buyer and Buyer shall deliver to Seller, as the case may be, such instruments of sale and assignment as shall, in the reasonable judgment of Buyer and Seller, be effective to vest in Buyer on the Closing Date all of Seller's right, title and interest in and to the Assets and to evidence the assumption of the Assumed Liabilities by Buyer, including, without limitation, a Bill of Sale and Assignment substantially in the form of Exhibit 2.5(a) (the "Bill of Sale") and an Assignment and Assumption Agreement substantially in the form of Exhibit 2.5(b) (the "Assignment and Assumption Agreement"). Title to the Purchased Real Property shall be conveyed by special warranty deed. Seller shall take all reasonable additional steps as may be necessary to put Buyer in possession and operating control of the Assets at the Closing, and Buyer shall take all reasonable additional steps as may be necessary for it to assume the Assumed Liabilities at the Closing.

        2.6 FURTHER ASSURANCES

        From time to time following the Closing, Buyer and Seller shall execute and deliver, or cause to be executed and delivered, to the other such additional instruments of conveyance and transfer and evidences of assumption as such party may reasonably request or as may be otherwise necessary or desirable to carry out the purposes of this Agreement.

3.    PURCHASE PRICE

        3.1 PURCHASE PRICE

        The aggregate purchase price for the Assets (the "Purchase Price") shall be the following:

        (a) A $6 million note payable to TSB (the "Note), which Note shall satisfy in full existing indebtedness of Seller to TSB with respect to the Assets and the Business. The Note shall be on terms agreeable to Buyer and TSB;

        (b) Cash up to the amount of $3 million (the "Creditor Amount"), which shall be used by Seller to pay unsecured creditors of Seller, including payment to certain employees of Seller for accrued vacation and expense accounts as described in Section 4.2(d);

        (c) Cash up to the amount of $3 million (the "Operating Amount"), which shall be used by Seller to pay operating expenses of Seller, including payment in full of all amounts owed by Seller to Buyer and TSB for operating funds advanced to Seller as described in Section 4.2(c) below; and

        (d) Warrants to purchase 800,000 shares of Buyer's common stock (the "Warrants"), on the terms and conditions set forth in the form of warrant attached to this Agreement as Exhibit 3.1.

        The parties agree that for purposes of allocating the Purchase Price for federal, state, local and other tax purposes, the fair market values of the Assets are as set forth in Schedule 3.1 to the Disclosure Memorandum.

        3.2 ALLOCATION OF PURCHASE PRICE

        The parties agree to utilize the fair market values of the Assets on the date of Closing, as set forth in Schedule 3.1 to the Disclosure Memorandum, which Schedule shall be delivered at Closing, for the purpose of allocating the Purchase Price paid hereunder for the Assets for federal, state, local and other Tax purposes, which allocation is in accordance with Section 1060 of the Code. Buyer and Seller shall each pay one-half of any sales and use taxes arising out of the transfer of the Assets. Each party agrees to report the federal, state, local and other Tax consequences of the transactions contemplated by this Agreement and the Transaction Documents in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax return, in any refund claim, or in any litigation, investigation or otherwise. Each party shall cooperate with the other party in the filing of Form 8594 with the U.S. Internal Revenue Service.

4.    CLOSING

        4.1 CLOSING DATE

        Subject to the terms and conditions of this Agreement, the Closing shall take place on the earliest practicable business day (the "Closing Date") after the satisfaction or waiver of the conditions set forth in Sections 8 and 9 at 10 a.m. local time at the offices of Locke Liddell & Sapp, LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, or such other date, time or location as Buyer and Seller shall agree and shall be effective as of midnight of the Closing Date.

        4.2 CLOSING PAYMENTS

        (a) Subject to subparagraphs (b), (c) and (d) below, Buyer at Closing shall pay to Seller the Creditor Amount and the Operating Amount set forth in
Section 3.1 by wire transfer of immediately available funds to such bank account of Seller as it may designate in writing prior to the Closing. Buyer will execute and deliver the Note to TSB and the Warrants to Seller at Closing.

        (b) If, prior to Closing, (i) Buyer and TSB enter into an intercreditor agreement in a form acceptable to Buyer and (ii) Buyer is reasonably satisfied that Imagyn is current in the payment of Imagyn's expenses in connection with Seller's brachytherapy seed business, Buyer shall advance cash funds to Seller on a weekly basis. The amounts of such weekly cash advances shall be determined by Buyer in good faith after consultation with Seller.

        (c) Buyer agrees to satisfy the following obligations of Seller out of the Operating Amount payable at Closing: (i) first, all amounts, including interest thereon, owed to Buyer for operating funds advanced by Buyer to Seller on and after December 4, 2000; and after satisfaction thereof (ii) then all amounts, including interest thereon, owed by Seller to TSB for operating funds advanced by TSB to Seller on and after January 10, 2001..

        (d) Buyer agrees to satisfy the following obligation of Seller out of the Creditor Amount at Closing: $103,000 to be paid to certain employees of Seller for vacation and expense accounts accrued as of February 28, 2001, as adjusted for accruals thereafter to the date of Closing. The remainder of the Creditor Amount shall be used to reduce accounts payable to unsecured creditors as contemplated by Section 9.5 below.

        (e) Seller hereby authorizes Buyer, on Seller's behalf, to pay the amounts set forth in clauses (c) and (d) directly to the affected parties at Closing.

5.    REPRESENTATIONS AND WARRANTIES OF SELLER

        To induce Buyer to enter into and perform this Agreement, Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing as provided in Section 14) all as follows in this Section 5:

        5.1 ORGANIZATION, GOOD STANDING, ETC.

        Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has all requisite corporate power and authority to own, operate and lease the Assets and its properties related to the operation of the Business and to carry on the Business's business as now being conducted. Seller is duly qualified and licensed as a foreign corporation to do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Business's business or (b) the nature of the Business conducted by the Business, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

        5.2 CORPORATE AUTHORITY

        Seller has full corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of the Seller and its officers, directors and shareholders. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and the Transaction Documents to which Seller is a party, when executed and delivered by Seller, will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

        5.3 NO CONFLICT

        The execution, delivery and performance of this Agreement and the Transaction Documents by Seller and the consummation of the transactions contemplated hereby and thereby will not (a) violate, conflict with, or result in any breach of, any provision of Seller's articles of incorporation or bylaws (or equivalent documents); or (b) except as set forth in Schedule 5.3 (b), violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Contract or Judgment to which Seller is a party or by which it is bound or which relates to the Assets or the Business; or (c) result in the creation of any Encumbrance on any of the Assets; or (d) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body; or (e) except as set forth in Schedule 5.3(e), violate or result in the suspension, revocation, modification, invalidity or limitation of any Permits relating to the Assets or the Business; or (f) except as set forth in Schedule 5.3(f), give any party with rights under any Contract, Judgment or other restriction to which Seller is a party or by which it is bound or which relates to the Assets or the Business, the right to terminate, modify or accelerate any rights, obligations or performance under such Contract, Judgment or restriction.

        5.4 CONSENTS AND APPROVALS

        Except as set forth in Schedule 5.4 to the Disclosure Memorandum, (a) no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and for the consummation by Seller of the transactions contemplated hereby and thereby and (b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby.

        5.5 FINANCIAL STATEMENTS

        Seller has delivered to Buyer the following financial statements of Seller, (collectively, the "Financial Statements"): an audited balance sheet for Seller (the "1999 Balance Sheet") as of December 31, 1999, (the "Balance Sheet Date"), audited balance sheets for Seller and its subsidiaries as of December 31, 1998 and December 31, 1997, the related audited statements of income for each of the years then ended, and the unaudited balance sheets for the quarters ended March 31, June 30 and September 30, 2000. The Financial Statements were prepared from the books and records kept by Seller and its subsidiaries and fairly present the financial position of Seller and it subsidiaries as of their respective dates and the results of operations of Seller and its subsidiaries for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied. Each accrual reflected on the Financial Statements is, to Seller's knowledge, adequate to meet the liability underlying such accrual. The foregoing balance sheets reflect, as of their respective dates, all properties and assets, real, personal or mixed, that were used by Seller in the Business and were required to be reflected on such balance sheets pursuant to generally accepted accounting principles consistently applied.

        5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS

        Except as set forth in Schedule 5.6 to the Disclosure Memorandum, since December 31, 2000, and through the Closing Date, Seller has not, with respect to the Assets or the Business:

        (a) paid any intercompany dividends or made any intercompany distributions; or

        (b) changed the compensation and terms of employment provided to Seller's officers and principal employees, except for changes made with the prior knowledge and consent of Buyer.

        5.7 TAXES

        Except as set forth in Schedule 5.7, all Tax obligations of Seller with respect to the Assets and the Business have been timely paid or are being contested in good faith, and, except as reflected in the balance sheets included in the Financial Statements and in any balance sheet hereafter delivered to Buyer, Seller has no liability for any Tax obligations with respect to the Assets and the Business and no interest or penalties have accrued or are accruing with respect thereto, whether state, county, local or otherwise with respect to any periods prior to the Closing Date except, in each case, any Tax obligations that, if not timely paid by Seller, could not result in (a) an Encumbrance on any of the Assets or (b) the commencement of a Claim against Buyer.

        5.8 PURCHASED REAL PROPERTY

        (a) Attached as Schedule 2.1.7 to the Disclosure Memorandum is a complete and accurate list of all Purchased Real Property, and Seller has provided to Buyer a complete and accurate list of all personal property (the "Personal Property") owned, leased, rented or used in the Business. Seller has delivered to Buyer true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of any portion of the Purchased Real Property and the Personal Property.

        (b) Except as specifically described in Schedule 5.8(b), Seller has good and marketable title to all Purchased Real Property in fee simple, free and clear of all Encumbrances, except Permitted Encumbrances specifically listed in
Schedule 2.1, and Seller has good and marketable title to all Personal Property, or in the case of the equipment leases described in Schedule 2.1.2 to the Disclosure Memorandum, has the rights with respect to the leased equipment specified therein. The Encumbrances described in Schedule 5.8(b) and the Permitted Encumbrances specifically listed in Schedule 2.1, do not impair or reduce the value or utility of the Purchased Real Property or the Assets in any respect that would have a Material Adverse Effect. Seller does not lease any Real Property used in or related to the Business.

        (c) There are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or, to Seller's knowledge after due inquiry with applicable authorities, may prospectively prevent, or cause the imposition of material fines or penalties as the result of the use of all or any portion of the Purchased Real Property. Seller has received all necessary approvals with regard to occupancy and maintenance of the Purchased Real Property.

        (d) There are no existing leases, subleases, service contracts, tenancies or licenses of any portion of the Purchased Real Property except for those identified in Schedule 5.8(d) to the Disclosure Memorandum, true and complete copies of which have been delivered to Buyer by Seller and the terms of which have been approved by Buyer.

        (e) Except as set forth on Schedule 5.8(e) to the Disclosure Memorandum, each lease of any portion of the Purchased Real Property, and each lease, license, rental agreement, contract of sale or other agreement to which Personal Property is subject, is valid and in good standing, Seller has performed all material obligations imposed on it thereunder, and neither Seller nor, to the knowledge of Seller, any other party thereto is in material default thereunder in any material respect, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by Seller or, to the knowledge of Seller, any other party thereto. Except as set forth on Schedule 5.8(e) to the Disclosure Memorandum, Seller has not received notice, and Seller is not otherwise aware, that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No Purchased Real Property or Personal Property is subject to any lease, license, contract of sale or other agreement that could reasonably be expected to have a Material Adverse Effect.

        (f) Except (i) for assessments for Taxes not yet due and payable, (ii) for mechanics', materialmen's, carriers' and other similar liens securing indebtedness that is in the aggregate less than $10,000, is not yet due and payable, and was incurred in the ordinary course of business, and (iii) as set forth in Schedule 5.8(f), the Personal Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interest, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind, and, other than personal property leased by Seller for use in the operation of the Business and so noted on the list supplied pursuant to Section 5.8(a), Seller has good and marketable title thereto.

        (g) Except as specifically set forth in Schedule 5.8(g) to the Disclosure Memorandum, Seller has no knowledge of any physical defect in the Purchased Real Property that would have a Material Adverse Effect. Seller is not in default under any covenant, condition, restriction, easement, right-of-way or governmental approval relating to the Purchased Real Property that would have a Material Adverse Effect.

        5.9 EQUIPMENT

        Except as set forth in Schedule 5.9, the machinery, equipment, furniture and other physical assets included in the Assets do not have any structural defects known to Seller, are in good operating condition and repair and are adequate for the conduct of the Business as heretofore conducted by Seller, and they conform to and are free of any building, fire or other violations under all applicable zoning, pollution, health and safety and other laws, statutes, rules, ordinances and regulations that would have a Material Adverse Effect. During the past three years there has not been any significant interruption in the operation of the Facilities, due to the malfunctioning of any such Assets.

        5.10 ENVIRONMENTAL AND SAFETY MATTERS

        (a) Seller has given Buyer access to all of the following:

               (i) all communications in Seller's possession or control with the U.S. Environmental Protection Agency, the U.S. Department of Labor, all applicable state and local authorities, including but not limited to the Texas Department of Health, Bureau of Radiation Control, and all other Governmental Bodies having jurisdiction over or the authorization to enforce any Environmental and Safety Law, relating to the operation of the Business or the ownership or operation of the Assets or the Facilities;

               (ii) all written materials in Seller's possession or control relating to waste handling, storage, disposal and transport practices, groundwater monitoring, effluent discharges and air emissions on, at, around, under, or from the Assets or the Facilities or otherwise relating to the operation of the Business; and

               (iii) all manifests of all shipments of waste relating to the operation of the Business or the ownership or operation of the Assets or the Facilities.

        (b) Seller has delivered to Buyer, or given Buyer access to, all of the following:

               (i) copies of all written documentation in Seller's possession or control indicating the presence of any Hazardous Materials or the release or the threat of a release of any Hazardous Materials into the Environment on, at, around or under the Assets or the Facilities or other properties used in or related to the Business, or properties currently or previously owned or leased by Seller or by any third party acting on Seller's behalf and used in or related to the Business, or any other locations where Hazardous Materials from the Assets or the Facilities or any such properties were treated, handled, stored, disposed of, transported or abandoned, or any other locations to which Hazardous Materials from the Assets or the Facilities or any such properties were emitted, discharged, spilled, migrated, released, disposed of or placed;

               (ii) copies of all Permits, whether expired, suspended, revoked or presently in force, issued by the U.S. Environmental Protection Agency or any state or local authorities, including the Texas Department of Health, Bureau of Radiation Control, that authorize or relate to the generation, treatment, storage, disposal, emission, discharge or release of Hazardous Materials on, at, around, under or from the Assets or the Facilities, and copies of all applications for such permits;

               (iii) copies of any notices of violation or alleged violation of any Environmental and Safety Law relating to activities conducted by Seller at the Assets or the Facilities; and

               (iv) copies of any environmental, health or safety audits performed by or at the request of Seller relating to activities conducted at the Assets or the Facilities.

        (c) Schedule 5.10 to the Disclosure Memorandum describes any and all Judgments, Contracts, Permit conditions and pending or, to Seller's knowledge, threatened Claims (i) that require, provide for or seek damages, injunctive relief or any other remedy, or could cause the incurrence of costs or expenses or result in any liability under any Environmental and Safety Law, or (ii) that require, provide for or seek any Remedial Action, or (iii) that require, provide for or seek any change in the present condition of or any work, repairs, construction or capital expenditures, in each case with respect to the Assets or the Facilities or other properties used in or related to the conduct of the Business, or properties currently or previously owned or leased by Seller or by any third party acting on Seller's behalf and used in or related to the Business, or any other locations where Hazardous Materials from the Assets or the Facilities or any such properties were treated, handled, stored, disposed, transported or abandoned, or any other locations to which Hazardous Materials from the Assets or the Facilities or any such properties were emitted, discharged, spilled, migrated, released, disposed or placed. To Seller's knowledge, except as set forth in the environmental report contemplated by
Section 8.12, there are no conditions, circumstances, activities, practices, events, plans or actions that could interfere with, or prevent the compliance or continued compliance with, or result in any liability under, any Environmental and Safety Laws, any notices or demands issued thereunder or any Judgments, Contracts or Permit conditions, or otherwise form the basis under any Environmental and Safety Laws of any past, present or future Claims (including, but not limited to, any Claims of the nature described in the foregoing sentence), based on or related to the manufacture, generation, processing, distribution, use, treatment, handling, storage, disposal, transport or abandoning of Hazardous Materials on, at, around or under the Assets or the Facilities or any such properties or locations, or the emission, discharge, spill, migration, release, disposal or placing of Hazardous Materials, or the threat of the same, into the Environment on, at, around or under the Assets or the Facilities or any such properties or locations.

        (d) Except as set forth in Schedule 5.10 to the Disclosure Memorandum and except as set forth in the environmental report contemplated by Section 8.12, (i) the Assets and the Facilities and properties currently or previously owned or leased by Seller or by any third party acting on Seller's behalf and related to the Business are not and were not used for the manufacture, generation, processing, treatment, storage, distribution, handling, disposal or removal of Hazardous Materials, and (ii) the manufacture, generation, processing, treatment, storage, distribution, handling, disposal and removal of all Hazardous Materials from the Assets and the Facilities and such properties have been conducted in compliance with Environmental and Safety Laws, and have not given rise to Claims of which Seller has notice, nor to Seller's knowledge is there any basis for any such Claims. Schedule 5.10 to the Disclosure Memorandum contains a correct and complete list of all Hazardous Materials currently located on the Facilities. .

        (e) Except as set forth in this Section 5.10 or in Schedule 5.10 to the Disclosure Memorandum or the documents referenced therein and, except as set forth in the environmental report contemplated by Section 8.12, there are no facts known to Seller that would be material to an evaluation by Buyer of the status of the Business or the Assets or the Facilities with respect to compliance with Environmental and Safety Laws, or conditions that now or in the future may require Remedial Action to achieve such compliance.

        (f) Except as set forth in the environmental report contemplated by
Section 8.12, the conduct of the Business and the ownership or operation of the Assets and the Facilities have not given rise to any material violation of any Environmental and Safety Law, and no material expenditures are or would be required in order to comply with any such Environmental and Safety Law.

        5.11 CONTRACTS

        Except as set forth in Schedule 5.11 to the Disclosure Memorandum, all of the Contracts described in Schedule 2.1.6 to the Disclosure Memorandum are valid and in full force and effect, Seller has performed all material obligations imposed on it thereunder, and there are not, under any of such Contracts, any defaults or events of default on the part of Seller or, to Seller's knowledge, any other party thereto, that would materially adversely affect the Business or the Assets or that could reasonably be expected to materially adversely affect the Business or the Assets. Except as set forth in
Schedule 5.11 to the Disclosure Memorandum, Seller has not received notice, nor is Seller otherwise aware, that any party to any such Contract intends to cancel, terminate or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder.

        5.12 CLAIMS AND LEGAL PROCEEDINGS

        Except as specifically set forth in Schedule 5.12 to the Disclosure Memorandum, there are no Claims pending or, to Seller's knowledge, threatened against Seller with respect to the Business or the Assets, before or by any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person. To Seller's knowledge, there is no valid basis for any Claim, other than as specifically set forth in Schedule 5.12 to the Disclosure Memorandum, adverse to the Business or the Assets by or before any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person. Except as set forth in Schedule 5.12 to the Disclosure Memorandum, there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Seller with respect to the Business or the Assets is a party, that involve the transactions contemplated herein or that would have a Material Adverse Effect.

        5.13 LABOR MATTERS

        There are no disputes, material employee grievances or material disciplinary actions pending or, to Seller's knowledge, threatened between Seller and any employees of Seller who either are employed at the Business or have been offered employment by Buyer immediately following the Closing (collectively, the "Relevant Employees"). Seller, with respect to the Relevant Employees, has complied in all respects with all provisions of all laws relating to the employment of labor, except where the failure to comply would not have a Material Adverse Effect, and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such laws. Seller has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any Relevant Employees.

        Except as specifically set forth in Schedule 5.13 to the Disclosure Memorandum, Seller, with respect to the Relevant Employees, is not a party to any:

        (a) management, employment or other contract providing for the employment or rendition of executive services;

        (b) employment contract that is not terminable without penalty by Seller on 30 days' notice;

        (c) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement;

        (d) collective bargaining agreement or other agreement with any labor union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others); or

        (e) other employment contract or other compensation agreement or arrangement, oral and written, affecting or relating to current or former employees of the Business.

        Except as set forth in Schedule 5.13 to the Disclosure Memorandum, all such contracts and other agreements and arrangements set forth in Schedule 5.13 to the Disclosure Memorandum are valid, in full force and effect, Seller has performed all material obligations imposed on it thereunder, and there are, under any of such contracts, agreements or arrangements, no defaults or events of default by Seller or, to its knowledge, any other party thereto that would have a Material Adverse Affect, or that would or reasonably could be expected to materially adversely affect the relationship of Seller or Buyer with the Business employees.

        Seller has not made, and will not through the date of Closing make, any loans to any officer or employee of Seller employed in the business of the Business.

        5.14 PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY

        (a) Seller is the sole and exclusive owner of the entire right, title and interest in and to, and has the sole and exclusive right to use, free and clear of any payment obligation or other Encumbrance, all the patents, trade names, trademarks, service marks, copyrights and applications for any of the foregoing, whether registered or not, that are used in or relate to the Business or has valid and subsisting license to use, as they are currently used, any of the same that are not owned by Seller. Schedule 2.1.4 to the Disclosure Memorandum is an accurate and complete list of all such patents, trade names, trademarks, service marks, copyrights, and applications for any of the foregoing, reflecting dates of filing or dates of issuance, if applicable or licenses therefor. No patents, trade names, trademarks, service marks, copyrights or applications for any of the foregoing, other than those set forth in Schedule 2.1.4 to the Disclosure Memorandum, are or have been used in, are necessary in connection with, or are owned by Seller and relate to the Business. All registrations listed in Schedule 2.1.4 to the Disclosure Memorandum owned by Seller, or to Seller's knowledge, licensed to Seller, are in good standing, valid, subsisting and in full force and effect in accordance with their terms. The technical information and data and other intellectual property rights to be transferred to Buyer hereunder include all of Seller's technical information and data and other intellectual property rights (including, but not limited to, those of the types referenced in Section 2.1.4) relating to or used in the Business.

        (b) To the knowledge of Seller, none of the Intellectual Property or Seller's rights thereto are being infringed or otherwise violated by any person or entity.

        (c) The operation of the Business and use of the Intellectual Property by Seller does not infringe or otherwise violate any rights of any person or entity, and there has been and is no pending or, to the knowledge of Seller, threatened Claim alleging any such infringement or violation. In addition, there has been and is no pending or, to the knowledge of Seller, threatened Claim alleging any defect in or invalidity, misuse or unenforceability of, or challenging the operation of the Business or the ownership or use of or Seller's rights with respect to, any of the Intellectual Property, and there is no basis for any such Claim. Furthermore, there is no other Claim made by any person or entity pertaining to the Intellectual Property. None of the Intellectual Property is subject to any Judgment.

        (d) The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not alter or impair any of the Intellectual Property, and the Intellectual Property may be transferred to Buyer hereunder without the consent or approval of any other party or Governmental Body.

        (e) The Business does not involve the employment of any person in a manner that violates any noncompetition or nondisclosure agreement known to Seller that such person entered into in connection with his or her employment or activities at any time prior to employment by Seller.

        (f) Seller is operating and has operated the Business in compliance with all export control laws, statutes, rules, ordinances and regulations promulgated by the U.S. Food and Drug

Administration (the "FDA"); the U.S. Department of Transportation; the U.S. Environmental Protection Agency; the Texas Department of Health, Bureau of Radiation Control; the Texas Natural Resources Conservation Commission; and the Texas Department of Health, Bureau of Food, Drug and Medical Devices (collectively, the "Designated Regulators") and, to Seller's knowledge, of any other Governmental Body. Seller has not received any notice alleging that its conduct of the Business violates any such laws, statutes, rules, ordinances or regulations, nor is Seller aware of any basis for any Claim alleging the same.

        (g) The Business and the Facilities are in full technical compliance with the current Good Manufacturing Practices regulations established by the FDA.

        5.15 LICENSES, PERMITS, AUTHORIZATIONS, ETC.

        Seller has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, related to the operation of the Business, except such approvals, authorizations, consents, licenses, orders, registrations and permits the failure to obtain which will not have a Material Adverse Effect.

        5.16 COMPLIANCE WITH LAW

        Seller is and has been in compliance with all laws, statutes, rules, ordinances, regulations and judgments promulgated by the Designated Regulators, and, except where the failure to comply with which would not have a Material Adverse Effect, any other Governmental Body, applicable to the ownership or operation of the Assets, the Facilities or the Business. Except as disclosed to Buyer pursuant to Section 5.10(b)(iii), Seller has not received any notice of any alleged violation (whether past or present and whether remedied or not), nor is Seller aware of any basis for any claim of any such violation, of any such law, statute, rule, ordinance, regulation or Judgment. To Seller's knowledge, there is no law, statute, rule, ordinance or regulation promulgated by any Governmental Body or any Judgment that would have a Material Adverse Affect.

        5.17 PERMITS AND QUALIFICATIONS

        All Permits issued by the Designated Regulators, and, to Seller's knowledge, by any other Governmental Body, that are required for the ownership or operation of the Assets or the Facilities or the operation of the Business have been obtained by Seller, are in full force and effect. All material Permits issued by the Designated Regulators are listed in Schedule 2.1.5 to the Disclosure Memorandum, with their expiration dates, if any. Seller is and has been in compliance with all such Permits, except as would not have a Material Adverse Effect, and Seller has not received any notice of any alleged violation (whether past or present and whether remedied or not) of, nor any threat of the suspension, revocation, modification, invalidity or limitation of, any such Permit, nor is Seller aware of any basis for any claim of any such violation or any such threat. All such Permits that are transferable will be effectively assigned to Buyer without additional liability to Buyer upon the Closing, or upon compliance after the Closing with applicable recording, registration or filing procedures set forth in Schedule 5.4 to the Disclosure Memorandum.

        5.18 INSURANCE

        Seller has, with respect to the Business and the Assets, maintained adequate insurance protection against all liabilities, Claims and risks against which it is customary for corporations engaged in the same or a similar business similarly situated to insure.

        5.19 EMPLOYEE PLANS

        Seller maintains for the benefit of current or former employees of the Business only those Employee Benefit Plans listed on Schedule 5.19 to the Disclosure Memorandum. Seller is not now a contributing employer to any "multi-employer plan" as described in Section 4001(a)(3) of ERISA with respect to any employees of the Business. Seller has not been a contributing employer to any "multi-employer" plan with respect to employees of the Business in the past five years. Each and every pension plan (as defined in Section 3(1) of ERISA) maintained by Seller for the benefit of the employees of the Business has been issued a favorable determination letter with respect to its qualified status under Section 401(a) of the Code by the U.S. Internal Revenue Service, or an application for such a determination letter has been filed with the U.S. Internal Revenue Service within the requisite time period to allow Seller to make remedial amendments for such qualification purposes. With respect to employees of the Business, Seller is in compliance with the healthcare continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code, and proposed regulations issued by the U.S. Internal Revenue Service.

        5.20 EXCLUDED ASSETS

        None of the Excluded Assets is related to or used in the Business for any purpose. All assets associated with the Business are included in the Assets.

        5.21 BROKERAGE

        Seller has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Seller.

        5.22 ACCREDITED INVESTOR

        (a) Seller has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrants. Seller further represents that it has had an opportunity to ask questions of and receive answers from Buyer regarding the terms and conditions of the offering of the Warrants and the shares of common stock of Buyer to be received upon exercise of the Warrants (the "Buyer Common Stock," the Warrants and the Buyer Common Stock together being referred to herein as the "Securities") and the business, properties, prospects and financial condition of Buyer.

        (b) Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        (c) Seller understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment or non-distributive intent and the accuracy of Seller's representations as expressed herein. Seller understands that the Securities are characterized as "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Securities indefinitely unless subsequently registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Other than as contained in the applicable Transaction Documents, Seller acknowledges that Buyer has no obligation to register or qualify the Securities for resale.

        5.23 ONGOING BUSINESS

        Seller will continue to engage in one or more lines of business after Closing and will apply a portion of the Purchase Price into its continuing business.

        5.24 FULL DISCLOSURE

        Seller has disclosed to Buyer in writing all material facts and information relating to the Assets and the Business. No information furnished by Seller to Buyer in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules to the Disclosure Memorandum) is false or misleading in any material respect. In connection with such information and with this Agreement and the transactions contemplated hereby, Seller has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered, in the light of the circumstances under which they were made, not misleading.

6.    REPRESENTATIONS AND WARRANTIES OF BUYER

        To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing as provided in Section 14) all as follows in this Section 6:

        6.1 ORGANIZATION, GOOD STANDING, POWER, ETC.

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Buyer has all requisite power and authority to own or lease and operate its assets and to carry on its business as it is now conducted.

        6.2 TRANSACTION DOCUMENTS

        Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Buyer and its officers, directors and shareholders. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and the Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, will constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

        6.3 NO CONFLICT

        Neither the execution and delivery by Buyer of this Agreement or the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of Buyer's articles of incorporation or bylaws; or (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Contract or Judgment to which Buyer is party or by which it is bound; or (c) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body.

        6.4 CLAIMS AND LOCAL PROCEEDINGS

        There are no Claims pending or, to the knowledge of Buyer, threatened against Buyer, before or by any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person, and there are no outstanding or unsatisfied Judgments or stipulations to which Buyer is a party that involve the transactions contemplated herein or that would alone or in the aggregate have a material adverse effect on the business, business prospects, assets or financial condition of Buyer.

        6.5 BROKERAGE

        Except for Bay City Capital, Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to [Bay City Capital and] any broker or finder in violation of the foregoing representation shall be paid by Buyer.

        6.6 WARRANT

        (a) The Warrants, when issued, sold and delivered in accordance with the terms of this Agreement and the Transaction Documents will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws.

        (b) The Buyer Common Stock issuable upon exercise of the Warrants purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants and for the consideration stated therein, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer arising (i) under the terms of the Warrant, this Agreement and the other Transaction Documents and (ii) under federal and state securities laws.

        6.7 CONSENTS AND APPROVALS

        Except as contemplated in Section 8 below, (a) no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and for the consummation by Buyer of the transactions contemplated hereby and thereby and
(b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby.

7.    CERTAIN COVENANTS

        7.1 ACCESS

        (a) Prior to the Closing Date, Seller shall (i) give Buyer and its accounting, legal, business, environmental, engineering, intellectual property and other authorized representatives and advisors full access, during normal business hours, to all plants, offices, warehouses and other facilities and properties of Seller relating to the Assets and the Business, (ii) furnish Buyer and its authorized representatives and advisors with all documents and information relating to the Assets and the Business as may be reasonably requested by Buyer and its authorized representatives and advisors, (iii) permit Buyer and its authorized representatives and advisors to review all books, records and Contracts relating to the Assets and the Business as may be reasonably requested by Buyer and its authorized representatives and advisors, and make copies thereof, (iv) make available Seller's employees and advisors, including those responsible for the management of the Business, and cause Seller's employees and advisors to furnish Buyer and its authorized representatives and advisors with data and other information with respect to the Assets and the Business as may be reasonably requested by Buyer and its authorized representatives and advisors, and discuss with Buyer and its authorized representatives and advisors the affairs of the Business, and (v) fully cooperate with Buyer and its authorized representatives and advisors in their investigation and examination of the Assets and the affairs of the Business. Except as provided in Sections 14.2 and 14.9, no investigation, or receipt of information provided by or on behalf of Seller or review thereof by Buyer or its representatives or advisors shall diminish or obviate, or relieve Seller from, or affect Buyer's ability or right to rely on, any of the representations, warranties, covenants and agreements of Seller contained in this Agreement and the Transaction Documents.

        (b) In the event that the Closing under this Agreement shall not occur, in addition to the obligations of the parties set out in Section 15.2, Buyer shall keep confidential and not use or disclose to any party any confidential information acquired by Buyer from Seller pursuant to this Section 7.1 or otherwise disclosed in connection with the negotiation of this Agreement, unless Seller shall give its written consent to the contrary; provided, however, that the foregoing obligations of confidentiality and non-use shall not apply to any information which (i) at the time of disclosure is, or thereafter becomes, available to the public through no breach of this Agreement by Buyer; or (ii) was known to, or otherwise in the possession of, Buyer or its Affiliates prior to the receipt of such information from Seller; or (iii) is obtained by Buyer from a source other than Seller and other than one who would be breaching a commitment of confidentiality to Seller by disclosing the information to Buyer; or (iv) is developed by Buyer or its Affiliates independently of Seller's confidential information; or (v) is required to be disclosed by Buyer in connection with a pending Claim; and provided further that in the event Buyer becomes required in connection with a pending Claim to disclose any of the information acquired from Seller in connection with this Agreement, then Buyer shall provide Seller with reasonable notice so that Seller may seek a court order protecting against or limiting such disclosure or any other appropriate remedy; and in the event such protective order or other remedy is not sought, or is sought but not obtained, Buyer shall furnish only that portion of the information which is required and shall endeavor, at Seller's expense, to obtain a protective order or other assurance that the portion of the information furnished by Buyer will be accorded confidential treatment. The obligations of Buyer set forth in this Section 7.1(b) shall be in effect for a period of five years from the date of this Agreement.

        7.2 ASSIGNMENT OF CONTRACTS

        (a) Subject to the terms and conditions of this Agreement, as of the Closing Date, Seller shall assign to Buyer all of the right, title and interest of Seller in and under all Contracts that constitute any of the Assets, and Buyer shall assume the liabilities and obligations of Seller arising under such Contracts after the Closing Date; provided, however, that Buyer shall not succeed to or assume, and Seller shall be responsible for, any liability or obligation arising out of any or all of the following: (i) any breach by Seller of any such Contract or any failure by Seller to discharge or perform any liability or obligation arising on or prior to the Closing Date under any such Contract; (ii) any Claim based on claims relating to products manufactured, shipped or sold by Seller on or prior to the Closing Date; (iii) any Claim resulting from any act or omission of Seller on or prior to the Closing Date; and (iv) any Claim relating to any Excluded Contract.

        (b) If any Contract constituting any of the Assets is not assignable by Seller to Buyer without the consent of a third party, or will not continue in effect after the Closing and such assignment without the consent of a third party, then Seller shall use its best efforts to provide Buyer with such third-party consent prior to the Closing Date to the satisfaction of Buyer (but if Seller's assignment or attempted assignment of any such Contract prior to obtaining the third-party consent would constitute a breach of such Contract, then such assignment or attempted assignment shall not be or be deemed effective unless and until the third-party consent is obtained). Buyer shall render such cooperation as is reasonably required to assist Seller in obtaining such third-party consent.

        7.3 CONDUCT OF BUSINESS PRIOR TO CLOSING

            7.3.1

        Except for actions taken with the prior written consent of Buyer, from the date of this Agreement until the Closing Date, and except to the extent Seller acting in good faith is precluded from doing so by lack of funding and in writing so advises Buyer with reasonable specificity, and Seller shall:

        (a) maintain the Business and the Assets intact;

        (b) maintain the Transferred Real Property, plants, buildings, structures and other improvements and machinery and equipment constituting any of the Assets in good operating condition and repair;

        (c) make payments and filings required to continue the Intellectual Property and continue to prosecute and maintain all pending applications therefor in all jurisdictions in which such applications are pending; and

        (d) comply with all Judgments, all laws, statutes, rules, ordinances and regulations promulgated by any Governmental Body and all Permits applicable to the operation the Business or the ownership or operation of the Assets or the Facilities, and maintain, and prosecute applications for, such Permits and pay all Taxes, assessments and other charges applicable thereto.

            7.3.2

        Except for actions taken with the prior consent of Buyer, from the date of this Agreement until the Closing Date, Seller shall not take or permit to exist any action or condition specified in Section 5.6, and Seller shall:

        (a) promptly advise Buyer in writing of any Material Adverse Change, including prompt notification in writing of any outstanding or threatened claims, legal, administrative or other proceedings involving Seller or its personnel that could have a Material Adverse Effect;

        (b) use its best efforts not take any action, or omit to take any action, that would result in any of Seller's representations and warranties made herein being inaccurate at the time of such action or omission as if made at and as of such time;

        (c) give written notice to Buyer promptly upon becoming aware of any inaccuracy in any material respect of any of Seller's representations or warranties made herein or in the Disclosure Memorandum or of any event or state of facts that would result in any such representation or warranty being inaccurate in any material respect at the time of such event or state of facts as if made at and as of such time (any such notice to describe such inaccuracy, event or state of facts in reasonable detail); and

        (d) not solicit, approach or furnish information to any prospective buyer, or negotiate with any third party concerning the sale or transfer of the Assets, the Business or any part thereof, whether any of such actions are taken directly or indirectly, through a representative or otherwise.

        7.4 COVENANTS TO SATISFY CONDITIONS

        Each party shall proceed with all reasonable diligence and use its best efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligation to purchase or sell the Assets that are set forth in Section 8 or 9, as the case may be, insofar as such matters are within the control of such party; provided, however, that this provision shall not impose upon Buyer or Seller any obligation to incur unreasonable expenses under the circumstances in order to fulfill any condition contained in such Sections, and, in the case of Seller acting in good faith and with prior written notice to Buyer, is subject to the availability of funds therefor.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligation of Buyer to purchase the Assets at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

        8.1 NO INJUNCTION OR LITIGATION; COMPLIANCE WITH LAWS

        (a) As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of the transactions contemplated by this Agreement or the Transaction Documents under any law or regulation or seeks to delay, restrain or prevent such transactions.

        (b) The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the performance by Buyer of its obligations pursuant to this Agreement and the Transaction Documents shall be legally permitted by all laws and regulations to which Buyer is subject.

        8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS

        (a) The representations and warranties of Seller made in this Agreement, the Transaction Documents and any certificate furnished pursuant hereto or thereto shall be true, complete and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

        (b) Seller shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and

        (c) Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects, signed by a duly authorized executive officer of Seller.

        Provided that Seller has at all times acted in good faith and with reasonable diligence, the conditions of this Section 8.2 shall be deem satisfied unless any failures of such representations and warranties of Seller to be true, complete and correct on and as of the Closing Date (ignoring for such purpose any materiality or knowledge qualifications contained in any particular representation or warranty), and any failures to perform and comply with such covenants and agreements, would, taken in the aggregate, have a Material Adverse Effect.

        8.3 NO ADVERSE CHANGES

        From the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change, and Seller shall have no knowledge of any Material Adverse Change which is threatened (other than threatened solely as a result of Seller's lack of funding for future operations); and Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Seller.

        8.4 CONSENTS AND APPROVALS

        (a) The principal terms of this Agreement and the Transaction Documents, and all transactions contemplated hereby and thereby shall have been approved by Seller's shareholders to the extent required by Seller's Articles of Incorporation and applicable law.

        (b) All consents, approvals or authorizations of, or declarations, filings or registrations with, all Governmental Bodies required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained or made on terms satisfactory to Buyer and shall be in full force and effect. Without limiting the generality of the foregoing, all consents, approvals and authorizations necessary for the transfer to Buyer of all Permits of all Governmental Bodies held by Seller with respect to the Business, as listed in Schedule 2.1.5 to the Disclosure Memorandum, shall have been obtained and such consents, approvals and authorizations shall be in full force and effect or shall, in Buyer's reasonable judgment, be obtainable after the Closing Date upon compliance with applicable recording, registration or filing procedures and without additional liability to Buyer. Buyer shall have been granted all Permits of all Governmental Bodies substantially equivalent to those held by Seller with respect to the Business, as listed in Schedule 2.1.5 to the Disclosure Memorandum, without having to accept any significantly more burdensome conditions than are now imposed on Seller under such Permits or such Permits shall, in Buyer's reasonable judgment, be obtainable after the Closing Date upon such terms. Furthermore all consents, approvals or authorizations of any other third parties required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, including, but not limited to, all consents of any third parties required for the assignment to Buyer of any Contracts that constitute any of the Assets and the continuation in effect of such Contracts following the Closing and such assignment, and all Permits of any Governmental Bodies (including but not limited to all certifications, endorsements and qualifications required by the state and federal radiation regulatory authorities and the FDA) required in connection with the conduct by Buyer of the Business following the Closing in the manner heretofore conducted by Seller, shall have been obtained to the satisfaction of Buyer and shall be in full force and effect or shall, in Buyer's reasonable judgment, be obtainable after the Closing Date upon compliance with applicable recording, registration or filing procedures and without additional liability to Buyer. In addition, the originals of all the consents, approvals, authorizations and Permits referenced in this Section 8.4 shall have been delivered to Buyer.

        8.5 TAXES

        All Taxes and other assessments applicable to the Assets that are due and owing as of the Closing Date shall have been paid, except for Taxes and assessments to be apportioned between the parties as of the Closing pursuant to
Section 11.3 or paid pursuant to Section 11.1.

        8.6 DELIVERY OF DOCUMENTS

        Seller shall deliver the following documents, agreements and supporting papers to Buyer at the Closing, and the delivery of each shall be a condition to Buyer's performance of its obligations to be performed at the Closing:

        (a) an executed Bill of Sale;

        (b) a counterpart of the Assignment and Assumption Agreement executed by Seller;

        (c) an executed and acknowledged special warranty deed conveying title to the Purchased Real Property in due form for recordation with the appropriate Governmental Body, and all other instruments necessary to record such deed, together with a certified check for all applicable recording fees and Seller's share of any transfer taxes;

        (d) policies of title insurance from a title insurance company selected by Buyer, dated as of the Closing Date, insuring that Buyer has fee simple title to each parcel of the Purchased Real Property, with face values equal to the values allocated to the Purchased Real Property under Section 3.1, together with, an endorsement as to no Encumbrances (other than Permitted Encumbrances specifically listed in Schedule 2.1) and such other endorsements as are reasonably required by Buyer and are available in the State of Texas, as the case may be;

        (e) executed certificates, affidavits or other documents relating to transfer taxes, or excise taxes, documentary stamp taxes or gains taxes imposed by a Governmental Body due to transfer of the Purchased Real Property;

        (f) an executed nonforeign certificate in accordance with Section 1445 of the Code and the regulations issued thereunder;

        (g) any and all certificates of title relating to Personal Property included within the Assets;

        (h) written consent to assignment (in form and substance reasonably satisfactory to Buyer) of all agreements listed on Schedule 5.3(b) to the Disclosure Memorandum; and

        (i) UCC-3 lien releases and other required certificates, documents and filing terminating all security interests on the Assets.

        8.7 LEGAL OPINION

        Seller shall have delivered to Buyer the opinion of Seller's counsel, Locke Liddell & Sapp, LLP, dated the Closing Date, substantially in the form of
Exhibit 8.7 hereto.

        8.8 SATISFACTION OF CONDITIONS

        All agreements and other documents required to be delivered by Seller hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment of Buyer and its counsel. Buyer shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 8.

        8.9 EMPLOYMENT AND NONCOMPETITION ARRANGEMENTS

        Each of the employees listed on Schedule 8.9 shall have executed a letter agreement, in form satisfactory to Buyer and shall have executed Buyer's standard form of Confidentiality, Noncompetition and Invention Assignment Agreement and each such letter and agreement shall remain in full force and effect on the Closing Date.

        8.10 AGREEMENT WITH TEXAS STATE BANK; ASSUMPTION OF BANK DEBT

        TSB, Seller and Buyer shall have executed, prior to the Closing, a written agreement or agreements (the "TSB Agreements"), providing for, among other things, restructuring of $6,000,000 of Seller's existing debt to TSB on terms and conditions acceptable to Buyer and delivery of the Note to TSB. TSB and Seller shall have fulfilled their respective obligations under the TSB Agreements to be performed at or prior to Closing.

        8.11 OPINION AS TO ENVIRONMENTAL MATTERS

        Buyer shall have received a report of an outside engineering firm assessing environmental compliance, potential risks, hazards and liabilities in connection with the Real Property, and the contents and findings of such report shall be satisfactory to Buyer in its sole discretion.

        8.12 IMAGYN LEASE AGREEMENT

        Prior to the Closing, Buyer and Imagyn shall have executed a lease agreement on terms acceptable to Buyer in its sole discretion (the "Imagyn Lease Agreement").

        8.13 UNIVERSITY OF NORTH TEXAS LEASE AGREEMENT

        Prior to the Closing, Buyer and the University of North Texas shall have executed a lease agreement on terms acceptable to Buyer in its sole discretion, for the 42 MeV cyclotron and all appurtenances related thereto (the "Cyclotron Lease Agreement").

        8.14 LICENSE TO BACKGROUND INTELLECTUAL PROPERTY

        (a) Immediately prior to the Closing, Seller shall have granted to Buyer and its subsidiaries and affiliates (now or hereafter existing) a royalty-free, fully paid-up, perpetual, worldwide, nonexclusive license (with right to sublicense) to all Background Intellectual Property (as hereafter defined) for use in the fields of nuclear medicine, nuclear research, radioisotopes, pharmaceuticals, diagnostics and medical devices. For purposes hereof, "Background Intellectual Property" shall mean all information and intellectual property rights owned or controlled by Seller as of the date of this Agreement or acquired after the date of this Agreement and prior to Closing that are not included in the definition of Intellectual Property that is to be transferred to Buyer pursuant to Section 2 and that are not Excluded Assets listed in Schedule 2.2.6(c).

        (b) Immediately prior to the Closing, Seller shall have granted to Buyer and its subsidiaries and affiliates (now or hereafter existing) a royalty-free, fully paid-up, perpetual, worldwide, nonexclusive license (with right to sublicense) under U.S. Patent application [*] and including all (i) continuation, continuation in-part, divisional or substitute applications thereof, (ii) patents that issue thereon and any reissues, and (iii) foreign counterparts of such applications and patents for use in the fields of nuclear medicine, nuclear research, radioisotopes, pharmaceuticals, diagnostics and medical devices.

        (c) Immediately prior to the Closing, Seller shall have granted to Buyer and its subsidiaries and affiliates (now or hereafter existing) a royalty-free, fully paid-up, perpetual, worldwide, nonexclusive license (with right to sublicense) under U.S. Patent application [*] and including all (i) continuation, continuation in-part, divisional or substitute applications thereof, (ii) patents that issue thereon and any reissues, and (iii) foreign counterparts of such applications and patents for use in the fields of nuclear medicine, nuclear research, radioisotopes, pharmaceuticals, diagnostics and medical devices.

     [*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO
         A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

        The obligation of Seller to sell the Assets to Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Seller:

        9.1 NO INJUNCTION OR LITIGATION

        As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of the transactions contemplated by this Agreement or the Transaction Documents under any law or regulation or seeks to delay, restrain or prevent such transactions.

        9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS

        (a) The representations and warranties of Buyer made in this Agreement or in the Transaction Documents or any certificate furnished pursuant hereto or thereto shall be true, complete and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

        (b) Buyer shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and

        (c) Buyer shall have delivered to Seller a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Buyer.

        9.3 DELIVERY OF DOCUMENTS

        Buyer shall have executed and delivered to Seller the Assignment and Assumption Agreement relating to Contracts, substantially in the form of Exhibit 2.5(b) hereto, and the Warrant.

        9.4 LEGAL OPINION

        Buyer shall have delivered to Seller the opinion of Buyer's counsel, Perkins Coie LLP, dated the Closing Date, substantially in the form of Exhibit
9.4 hereto.

        9.5 AGREEMENT WITH TEXAS STATE BANK; ASSUMPTION OF BANK DEBT

        TSB, Seller and Buyer shall have executed, prior to the Closing, the TSB Agreements, providing for, among other things, restructuring of $6,000,000 of Seller's existing debt to TSB on terms and conditions acceptable to Buyer and delivery of the Note to TSB. TSB and Buyer shall have fulfilled their respective obligations under the TSB Agreements concurrent with the Closing.

        9.5 OBLIGATIONS TO UNSECURED CREDITORS

        Accounts payable to unsecured creditors of Seller, including, without limitation, William Nicholson, Lon Morgan and Carl Seidel, shall have been reduced to not more than $500,000 in the aggregate.

        9.6 IMAGYN CLOSING

        The sale of certain assets of Seller's brachytherapy seed business to Imagyn contemplated by the Asset Purchase Agreement dated March 20, 2001 between Seller and Imagyn shall have been consummated, and Seller shall have received cash in an amount not less than $5,000,000, plus or minus the adjustments provided for in section 2.04 of such agreement, as a result thereof.

        9.7 LINAC AND BRACCO AGREEMENT

        Seller shall not have reasonable cause to believe (i) that the Shady Oaks property and the linear accelerator ("LINAC") will not be able to be purchased by Antich Medical Imaging Inc. ("AMII") for at least $8,000,000 or
(ii) that Seller will not be relieved of its obligations under the Manufacturing and Distribution Agreement dated May 14, 1998 between Seller and Bracco in connection with such purchase by AMII.

        9.8 TSB AGREEMENT

        TSB shall have entered into an agreement with Seller, upon terms and conditions reasonably satisfactory to Seller, (i) to provide a line of credit agreement to Seller from and after the Closing; (ii) to provide Seller a $500,000 draw loan, for a period of not less than nine months after Closing, to be used solely to keep the LINAC facility and equipment operationally viable and to pay reasonable and necessary salary and expenses of a third party retained by Seller to sell the LINAC facility and equipment; (iii) to renew and extend, for a period of not less than nine months after Closing, up to $7,225,000 of Seller's pre-January 10, 2001 debt, all upon the terms and conditions contemplated by the letter dated February 21, 2001 from counsel for TSB to counsel for Seller.

        9.9 UNIVERSITY OF NORTH TEXAS LEASE AGREEMENT

        Prior to the Closing, Buyer and the University of North Texas shall have executed the "Cyclotron Lease Agreement."

        9.10 SATISFACTION OF CONDITIONS

        All agreements and other documents required to be delivered by Buyer hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment of Seller and its counsel. Seller shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.

10.   CERTAIN POST-CLOSING COVENANTS

        10.1 FURTHER ASSURANCES

        After the Closing Date, Seller shall from time to time at Buyer's request execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, approvals and authorizations, as Buyer may reasonably require in order to fully effect the conveyance and transfer to Buyer of, or perfect Buyer's right, title and interest in, any of the Assets, to assist Buyer in obtaining possession of any of the Assets, or to otherwise comply with the provisions of this Agreement and consummate the transactions contemplated by this Agreement and the Transaction Documents.

        After the Closing Date, Buyer shall from time to time at Seller's request execute and deliver, or cause to be executed and delivered, such further instruments of assumption or other documents, and perform such further acts and obtain such further consents, approvals and authorizations, as Seller may reasonably require in order to fully effect the assumption by Buyer of the Assumed Liabilities, or to otherwise comply with the provisions of this Agreement and consummate the transactions contemplated by this Agreement and the Transaction Documents.

        10.2 BOOKS AND RECORDS

        Not later than 15 days after the Closing Date, Seller shall deliver to Buyer (a) all of the technical information and data and other intellectual property rights to be transferred hereunder (including all of the Assets referenced in Section 2.1.4) which have been reduced to writing, (b) all of the original Contracts referenced in Section 2.1.6, and (c) all of the books, records, information and materials referenced in Section 2.1.4(b).

        10.3 POST-CLOSING COOPERATION

        After the Closing Date, each party shall provide the other party with such reasonable assistance (without charge) as may be requested by the other party in connection with any Claim or audit of any kind or nature whatsoever or the preparation of any response, demand, inquiry, filing, disclosure or the like (including, but not limited to, any tax return or form) relating to the Assets or the Business.

11.   TAXES AND COSTS; APPORTIONMENT

        11.1 TRANSFER TAXES

        Seller shall be responsible for the payment of all transfer, sales and use and documentary taxes, filing and recordation fees (including fees for the recordation of the deeds to the Purchased Real Property included in the Assets) and similar charges relating to the sale or transfer of the Assets hereunder. Buyer shall furnish Seller with any necessary certificates of Tax exemption.

        11.2 TRANSACTION COSTS

        Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses. The title insurance policy referenced in Section 8.6(d) shall be obtained at Buyer's expense.

        11.3 APPORTIONMENT

        Any and all real property taxes, personal property taxes, assessments, lease rentals, fuel, and other charges applicable to the Assets will be pro-rated to the Closing Date, and such taxes and other charges shall be allocated between the parties by adjustment at the Closing, or as soon thereafter as the parties may agree. All such taxes shall be allocated on the basis of the fiscal year of the tax jurisdiction in question.

12.   BULK SALES

        Buyer waives compliance with bulk sales laws, if any, applicable to the transactions contemplated by this Agreement and the Transaction Documents.

13.   COVENANTS NOT TO COMPETE

        13.1 COVENANTS

        In consideration of the payment of $50,000 allocated from the Purchase Price by Buyer to Seller at the Closing, Seller covenants and agrees as follows:

        (a) During the three-year period commencing on the Closing Date, neither Seller nor any of Seller's Affiliates shall engage in any Restricted Activities (as such term is defined below), whether directly or indirectly, for its account or otherwise, or as a shareholder, owner, partner, principal, agent, joint venturer, consultant, advisor, franchiser or franchisee, independent contractor or otherwise, in, with or of any person or entity that engages directly or indirectly in any Restricted Activities. As used herein, "Restricted Activities" shall mean the development, manufacture or sale of any radioactive or nonradioactive pharmaceuticals or medical devices, either therapeutic or diagnostic, anywhere in North America, excluding brachytherapy seeds. "Restricted Activities" shall not include the development, manufacture or sale of radioactive materials not subject to approval by the FDA.

        (b) During the two-year period commencing on the Closing Date, neither Seller nor any of its Affiliates shall, directly or indirectly, hire, or solicit or encourage to leave the employment of Buyer or any of its Affiliates, any former employee of the Business hired by Buyer or its Affiliates or any employee of Buyer or its Affiliates engaged in any Restricted Activities or have any arrangement (financial, consulting or otherwise) with any such individual.

        13.2 MINOR INVESTMENTS

        Notwithstanding the provisions of Section 13.1(a) above, Seller and its Affiliates may at any time own in the aggregate, directly or indirectly, for investment purposes only, 1% or less of any class of securities of any entity traded on any national securities exchange or quoted on the Nasdaq National Market.

        13.3 REMEDIES

        Seller acknowledges that compliance with the provisions of this Section 13 is necessary and proper to preserve and protect the Assets acquired by Buyer under this Agreement and to assure that the parties receive the benefits intended to be conveyed pursuant to this Section 13. Seller agrees that any failure by Seller or any of its Affiliates to comply with the provisions of this
Section 13 shall entitle Buyer and its Affiliates, in addition to such other relief and remedies as may be available, to equitable relief, including, but not limited to, the remedy of injunction. Resort to any remedy shall not prevent the concurrent or subsequent employment of any other remedy, or preclude the recovery by Buyer and its Affiliates of monetary damages and compensation.

14.   SURVIVAL AND INDEMNIFICATION

        14.1 SURVIVAL

        All representations and warranties of Seller and Buyer contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto and Claims for indemnification shall survive the Closing for a period of one year after the Closing, except that (a)

Claims with respect to the matters covered by the representations and warranties in Section 5.10 (Environmental and Safety Matters) and (b) Claims by Buyer arising under Section 14.2(e), each shall survive for a period of two years after the Closing. The covenants and agreements of Seller and Buyer contained in this Agreement or in the Transaction Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

        14.2 INDEMNIFICATION BY SELLER

        From and after the Closing Date, Seller shall indemnify and hold Buyer and its Affiliates harmless from and against, and shall reimburse Buyer and its Affiliates for, any and all Losses arising out of or in connection with:

        (a) any inaccuracy in any representation or warranty made by Seller in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

        (b) any failure by Seller to perform or comply with any covenant or agreement in this Agreement or in the Transaction Documents;

        (c) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Seller or any of its officers, directors or employees in connection with any of the transactions contemplated by this Agreement or the Transaction Documents;

        (d) the conduct of the Business, the ownership or operation of the Assets or the Facilities on or prior to the Closing Date, including, but not limited to, any Losses arising out of or in connection with any Claims and Judgments relating to the Business, the Assets or the Facilities which are pending or entered on or prior to the Closing Date or as to which Seller has received notice on or prior to the Closing Date;

        (e) (i) the manufacture, generation, processing, distribution, use, treatment, handling, storage, disposal, transport or abandoning of any material (including but not limited to any Hazardous Materials) on, at, around or under the Assets or the Facilities, or properties currently or previously owned or leased by Seller or by any third party acting on Seller's behalf and related to the Business, or the emission, discharge, spill, migration, release, disposal or placing of any material (including but not limited to any Hazardous Materials), or the threat of the same, into the Environment on, at, around or under the Assets or the Facilities or such properties, (ii) the treatment, handling, storage, disposal, transport or abandoning of any material (including, but not limited to, any Hazardous Materials) from the Assets or the Facilities or such properties to, on, at, around or under any other locations, (iii) the emission, discharge, spill, migration, release, disposal or placing of any material (including, but not limited to, any Hazardous Materials) from the Assets or the Facilities or such properties, or the threat of the same, into the Environment on, at, around or under any other locations, or (iv) the conduct of the Business, the ownership or operation of the Assets or the Facilities, and which Losses are related to public or worker health, welfare or safety or the Environment and based on conditions existing on the Closing Date or which arise after the Closing Date on account of events, acts or omissions occurring on or prior to the Closing Date; any Losses referenced in this Section 14.2(e) may include any Losses (including, but not limited to, any costs, liabilities or obligations relating to contractors or consultants' fees, or negotiations, administration, oversight, operation, maintenance or capital expenditures) associated with any Remedial Action which is performed in connection with any Claim brought by any Governmental Body or any other person or entity (including, but not limited to, any threatened enforcement action or any action under any Environmental and Safety Law), or any Remedial Action which is performed by or on behalf of Buyer or its Affiliates in the absence of a Claim brought by any Governmental Body or any other person or entity; or

        (f) any failure to comply with any applicable bulk sales laws in connection with the transactions contemplated by this Agreement or the Transaction Documents; or

        (g) any Claim relating to any business or assets of Seller or its Affiliates not acquired by Buyer hereunder, or any obligations or liabilities of Seller or its Affiliates not assumed by Buyer hereunder.

        Notwithstanding any other provision in this Agreement, Seller shall have no liability for, and no obligation to indemnify Buyer with respect to, any inaccuracy in or breach of any representation or warranty contained in this Agreement or any Transaction Document or any failure (other than a willful failure) by Seller to perform or comply with any covenant or agreement in this Agreement or the Transaction Documents, if Seller provided Buyer written notice describing with reasonable specificity such inaccuracy, breach or failure prior to the Closing and Buyer elected to consummate the transactions contemplated hereby after receipt of such written notice.

        14.3 INDEMNIFICATION BY BUYER

        From and after the Closing Date, Buyer shall indemnify and hold harmless Seller and its Affiliates from and against, and shall reimburse Seller and its Affiliates for, any and all Losses arising out of or in connection with:

        (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

        (b) any failure by Buyer to perform or comply with any covenant or agreement in this Agreement or the Transaction Documents;

        (c) the conduct of the Business, the ownership or operation of the Assets or the Facilities after the Closing Date, except as to those matters as to which Seller is obligated to indemnify Buyer pursuant to Section 14.2 hereof; and

        (d) any Claim by any person or entity for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the Transaction Documents.

        14.4 THRESHOLD AND TIME LIMITATIONS

        Neither party or its Affiliates shall be entitled to receive any indemnification payment with respect to Claims for indemnification made under
Section 14.2 or 14.3, as the case may be, until the aggregate Losses that such party and its Affiliates would be otherwise entitled to receive as indemnification with respect to the Claims exceed one hundred thousand dollars ($100,000) (the "Threshold"), in which case such party and its Affiliates shall be entitled to receive indemnification payment only for the amount of aggregate Losses in excess of the Threshold. Furthermore, neither party or its Affiliates shall be entitled to assert any right of indemnification with respect to any Claim of which neither such party or its Affiliates have given written notice to the other party on or prior to the end of the applicable survival period set forth in Section 14.1 above, except that if such party or its Affiliates have given written notice setting out such Claim with reasonable specificity to the other party on or prior to the end of such survival period, then they shall continue to have the right to be indemnified with respect to such pending Claim, notwithstanding the expiration of such survival period.

        14.5 PROCEDURE

        (a) Any party hereto or any of its Affiliates seeking indemnification hereunder (in this context, the "indemnified party") shall notify the other party (in this context, the "indemnifying party") in writing reasonably promptly after the assertion against the indemnified party of any Claim by a third party (a "Third-Party Claim") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

        (b) (i) Subject to the provisions of Sections 14.5(f) below, the indemnifying party shall have the right, upon written notice given to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which case the provisions of Section 14.5(b)(ii) below shall govern. (ii) The indemnifying party shall select counsel reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the indemnified party, and shall keep the indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, agree to a settlement of any Third Party Claim The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

        (c) (i) If the indemnifying party does not give written notice to the indemnified party, within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 14(c)(ii) below shall govern. (ii) The indemnified party may, at the indemnifying party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

        (d) If the indemnified party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing within sixty (60) days after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the indemnified party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.

        (e) The indemnified party may notify the indemnifying party with respect to a Claim even though the amount thereof plus the amount of other Claims previously notified by the indemnified party aggregate less than the Threshold.

        (f) Notwithstanding anything in this Agreement to the contrary, in connection with any Remedial Action, the Losses with respect to which are covered in Section 14.2(e), Buyer and its Affiliates shall have the right, at their election, and regardless of whether a Third Party Claim is involved or not, to manage, administer, direct and regulate all activities relating to the Remedial Action, including, but not limited to, the right to select and direct the activities of contractors, consultants and counsel, to communicate directly, lead discussions and make final agreements with any Governmental Body or any other person or entity, to design and implement the Remedial Action and to defend or handle any Claims relating to the Remedial Action in such manner as they may deem appropriate, in each case with such advice and consultation as Seller may provide, and Buyer and its Affiliates shall give good faith consideration to such advice and consultation. If Buyer or its Affiliates elect to manage the activities relating to the Remedial Action, they shall keep Seller timely apprised of any material event relating to the Remedial Action to allow Seller the opportunity for informed and meaningful participation in the Remedial Action process, and Seller shall be entitled to participate in the activities arising out of the Remedial Action with its own counsel and at its own expense. Each party and its Affiliates shall cooperate with the other party and its Affiliates in good faith in connection with the Remedial Action. Any costs and expenses incurred by Buyer or its Affiliates in connection with the Remedial Action shall be promptly reimbursed by Seller upon demand, or promptly paid by Seller directly, at the option of Buyer or its Affiliates.

        14.6 PROPORTIONAL LIABILITY FOR LOSSES

        In the event any Losses referred to in this Section 14 are attributable to or arise out of or in connection with the conduct of the Business in part both before and after the Closing Date, each party shall indemnify the other party and its Affiliates against such Losses in proportion to the extent to which the Losses resulted from such pre-Closing or post-Closing activities.

        14.7 ELECTION OF REMEDIES

        In the event that any party or any of its Affiliates alleges that it is entitled to indemnification hereunder, and that its Claim is covered under more than one provision of this Section 14, such party or Affiliate shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification.

        14.8 SPECIFIC PERFORMANCE

        The parties to this Agreement acknowledge that it may be impossible to measure in money the damages that a party would incur if any covenant or agreement contained in this Agreement were not performed in accordance with its terms and agree that each of the parties hereto shall be entitled to obtain an injunction to require specific performance of, and prevent any violation of the terms of, this Agreement, in addition to any other remedy available hereunder. In any such action specifically to enforce any provision of this Agreement, each party hereby waives any claim or defense therein that an adequate remedy at law or in damages exists.

        14.9 EXCLUSIVE REMEDIES

        Except with respect to claims based on knowing and willful acts of either party, , the indemnification and specific performance remedies set forth under this Section 14 shall constitute the sole and exclusive remedies of the parties with respect to any matters arising under or relating to this Agreement.

15.   TERMINATION

        15.1 TERMINATION

        This Agreement may be terminated at any time before the Closing:

        (a) by Seller, by giving written notice to Buyer at any time, if any of the conditions set forth in Section 9 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 4) would otherwise occur, or if the satisfaction of any such condition is or becomes impossible;

        (b) by Buyer, by giving written notice to Seller at any time, if any of the conditions set forth in Section 8 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 4) would otherwise occur, or if the satisfaction of any such condition is or becomes impossible;

        (c) by Seller, by giving written notice to Buyer at any time, if Buyer materially has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 5 calendar days of the date of such written notice;

        (d) by Buyer, by giving written notice to Seller at any time, if Seller materially has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 5 calendar days of the date of such written notice;

        (e) by mutual written agreement of Seller and Buyer; and

        (f) by either party, by giving written notice to the other party, at any time after April 30, 2001.

        15.2 EFFECT OF TERMINATION

        In the event of the termination of this Agreement pursuant to Section
15.1 above, (a) each party shall return or destroy all documents containing confidential information of the other party (and, upon request, certify as to the destruction thereof), and (b) no party hereto shall have any liability or further obligation to the other party hereunder, except for obligations of confidentiality and non-use with respect to the other party's confidential information, which shall survive the termination of this Agreement, and except for liabilities or obligations relating to any willful and material breach of any party of any representation, warranty, covenant or agreement set forth herein.

16.   MISCELLANEOUS

        16.1 CONFIDENTIALITY OBLIGATIONS OF SELLER FOLLOWING THE CLOSING

        From and after the Closing, Seller shall keep confidential and not use or disclose to any party any confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business. The confidentiality and non-use obligations set forth in this Section 16.1 shall not apply to any information which is available to the public through no breach of this Agreement by Seller, or is disclosed to Seller by third parties who are not under any duty of confidentiality with respect thereto, or is required to be disclosed by Seller in connection with pending litigation or investigation; provided, however, that in the event Seller becomes required in connection with pending litigation or investigation to disclose any of the confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business, then Seller shall provide Buyer with reasonable notice so that Buyer may seek a court order protecting against or limiting such disclosure or any other appropriate remedy; and in the event such protective order or other remedy is not sought, or is sought but not obtained, Seller shall furnish only that portion of the information that is required and shall endeavor, at Buyer's expense, to obtain a protective order or other assurance that the portion of the information furnished by Seller will be accorded confidential treatment.

        16.2 PUBLIC ANNOUNCEMENTS

        Each party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement and the Transaction Documents without the other party's prior consent, except as may be required be law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

        16.3 SEVERABILITY

        If any court determines that any part or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made. Without in any way limiting the generality of the foregoing, it is understood and agreed that this Section 16.3 shall apply to the provisions of Section 13 and that the provisions of Section 13, as they relate to each jurisdiction within their geographical scope, constitute separate and distinct covenants.

        16.4 MODIFICATION AND WAIVER

        This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other or subsequent breach.

        16.5 NOTICES

        All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission, or mailed postage prepaid by first-class certified or registered mail, or mailed by a nationally recognized express courier service, or hand-delivered

        TO BUYER:          NeoRx Corporation
                           410 West Harrison Street
                           Seattle, Washington 98119-4007
                           Fax: (206) 284-7112
                           Attention:  Paul G. Abrams, Chief Executive Officer
        with a copy to:    Perkins Coie LLP
                           1201 Third Avenue, 48th Floor
                           Seattle, Washington 98101-3099
                           Fax: (206) 583-8500
                           Attention:     Faith M. Wilson
        TO SELLER:         International Isotopes Inc.
                           1500 Spencer Road
                           Denton, Texas   76205
                           Fax: (940) 323-2613
                           Attention:  David Camp, Chief Executive Officer
        with a copy to:    Locke Liddell & Sapp, LLC
                           100 Congress Avenue, Suite 300
                           Austin, Texas   78701-4800
                           Fax: (512) 305-4800
                           Attention:  Curtis R. Ashmos

        Either party may change the persons or addresses to which any notices or other communications to it should be addressed by notifying the other party as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if mailed by express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission, provided that confirmation of delivery is given by such express courier or confirmation of transmission of such facsimile transmission is received by the sending party.

        16.6 ASSIGNMENT

        Neither Seller nor Buyer may assign any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Affiliate of Buyer, and furthermore Buyer may assign its rights and obligations hereunder to any successor of Buyer in the conduct of the Business after the Closing and Seller may allow the grant of a security interest herein pursuant to its agreements with TSB; provided, however, that any such assignment by Buyer or Seller shall not relieve Buyer or Seller from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        16.7 CAPTIONS

        The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation thereof.

        16.8 ENTIRE AGREEMENT

        This Agreement (together with the Transaction Documents) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and statements, whether oral, written, implied or expressed, relating to such subject matter.

        16.9 NO THIRD-PARTY RIGHTS

        Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than Buyer and Seller (and only to the extent expressly provided herein, their respective Affiliates) any right or remedy under or by reason of this Agreement.

        16.10 COUNTERPARTS

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

        16.11 GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

        [Signatures follow on next page]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

                                      INTERNATIONAL ISOTOPES INC.


                                      By________________________________________
                                      Title_____________________________________

                                      NEORX CORPORATION


                                      By________________________________________
                                      Title_____________________________________

                                                                  Exhibit 2.5(a)
                                                     to Asset Purchase Agreement


                           BILL OF SALE AND ASSIGNMENT


        KNOW ALL MEN BY THESE PRESENTS, that International Isotopes Inc., a Texas corporation ("Seller"), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by it, does hereby sell, transfer, convey, assign and deliver to NeoRx Corporation, a Washington corporation ("Buyer"), all of Seller's right, title and interest in and to the Assets, as defined in the Asset Purchase Agreement (the "Agreement") between Seller and Buyer dated March ___, 2001, which is incorporated herein by reference.

        Seller warrants that it has good, valid and marketable title to the Assets, free and clear of any lien or encumbrance, except as otherwise provided in the Agreement.

        This Bill of Sale and Assignment is being delivered in connection with the Agreement and is subject to, and is entitled to the benefits in respect of, the Agreement.

        This Bill of Sale and Assignment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

        IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute this Bill of Sale and Assignment as of this ____ day of March, 2001.



                                      International Isotopes Inc.

                                      By________________________________________

                                      Title_____________________________________

                                                                  Exhibit 2.5(b)
                                                     to Asset Purchase Agreement



                       ASSIGNMENT AND ASSUMPTION AGREEMENT

        Assignment and Assumption Agreement dated as of this ____ day of March, 2001, by and between International Isotopes Inc., a Texas corporation ("Seller"), and NeoRx Corporation, a Washington corporation ("Buyer").

        WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of March __, 2001 (the "Agreement");

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties hereby agree as follows:

        All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        Subject to the terms and conditions of the Agreement, Seller hereby assigns to Buyer as of the Closing Date all of the right, title and interest of Seller in and under the Contracts listed in SCHEDULE 2.1.6 to the Disclosure Memorandum and all Personal Property leases and agreements relating to the Assets and the Business, including but not limited to the Personal Property leases and agreements described in SECTION 2.1.7 to the Disclosure Memorandum. Subject to the terms and conditions of the Agreement, Buyer hereby assumes as of the Closing Date the liabilities and obligations of Seller arising under the Contracts and such Personal Property leases and agreements after the Closing Date; provided, however, that Buyer shall not succeed to or assume, and Seller shall be responsible for, any liability or obligation arising out of any or all of the following: (i) any breach by Seller of any such Contract or Personal Property lease or agreement or any failure by Seller to discharge or perform any liability or obligation arising on or prior to the Closing Date under any such Contract or Personal Property lease or agreement, (ii) any Claim based on products sold or services rendered by the Business on or prior to the Closing Date, (iii) any Claim resulting from any act or omission of Seller on or prior to the Closing Date, and (iv) the Excluded Assets, including but not limited to, the Excluded Contracts.

        This Assignment and Assumption Agreement is being delivered in connection with the Agreement and is subject to, and is entitled to the benefits in respect of, the Agreement.

        This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns.

        This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

        IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Assignment and Assumption Agreement as of the date first written above.

                                      INTERNATIONAL ISOTOPES INC.


                                      By________________________________________

                                      Title_____________________________________



                                      NEORX CORPORATION



                                      By________________________________________

                                      Title_____________________________________

                                                                     Exhibit 3.1
                                                     to Asset Purchase Agreement



THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, (C) SUCH TRANSACTION IS IN COMPLIANCE WITH RULE 144 OF THE ACT, OR (D) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W-1
Issued:  March  ___, 2001                       Warrant to Purchase Common Stock
Void After March ___, 2004


                                NEORX CORPORATION

                                     WARRANT

        THIS IS TO CERTIFY that, for value received and subject to the terms and conditions hereinafter set forth, International Isotopes Inc., a Texas corporation, or such person to whom this Warrant is transferred (the "HOLDER"), is entitled to exercise this Warrant to purchase from NeoRx Corporation, a Washington corporation (the "COMPANY"), 800,000 fully paid and nonassessable shares of common stock of the Company, par value $.02 per share (the "WARRANT SHARES"), at a price per share of $10.00 (the "EXERCISE PRICE") (such number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.      CASH EXERCISE

        1.1 OPTIONAL EXERCISE

        This Warrant may be exercised by the Holder, at any time until March ___, 2004 (the "EXERCISE PERIOD"), in whole or in part, by delivering to the Company at 410 West Harrison Street, Seattle, WA 98119 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate, (b) a certified or cashier's check payable to the Company or a wire transfer in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "PURCHASE PRICE"), and (c) the Notice of Cash Exercise attached as EXHIBIT A duly completed and executed by the Holder.

        1.2 COMPANY CALL

        (a) Notwithstanding the provisions of Section 1.1, if at any time during the Exercise Period the Closing Price, as defined below, equals or exceeds $20.00 per share, the Company at any time thereafter shall have the right to acquire all or any portion of the Warrant Shares issuable upon exercise of this Warrant at a purchase price equal to $.01 per share (the "CALL PURCHASE PRICE") (such right to acquire the Warrant Shares referred to as the "COMPANY CALL"). The Company will notify the Holder of its election to exercise the Company Call (the "CALL NOTICE"), which Call Notice will contain the Company's notice of election to purchase the Warrant Shares subject to the Company Call and the date on or after which the Company may consummate the purchase and sale (the "CANCELLATION DATE"). The Call Notice, if issued, shall be issued not less than fifteen (15) days before the Cancellation Date. Delivery of the Call Notice shall not obligate the Company to consummate a purchase and sale of the Warrant Shares on any specific date, if at all.

        "CLOSING PRICE" shall mean, with respect to the Common Stock, the following: (a) if the Common Stock is traded on an exchange or is quoted on the Nasdaq National Market (the "NASDAQ NATIONAL MARKET"), the average of the closing or last sale prices reported for the twenty (20) business days immediately preceding the date of calculation of such Closing Price, or (b) if the Common Stock is not traded on an exchange or quoted on the Nasdaq National Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the twenty (20) business days immediately preceding the date of calculation of such Closing Price.

        (b) Upon the consummation of a purchase and sale pursuant to Section 1.2(a) hereof:

               (i) the Company will cancel the Warrant and will duly reflect such cancellation on the books and in the records of the Company; and

               (ii) the Company will deliver to the Holder an amount in cash equal to the Call Purchase Price times the number of Warrant Shares purchased in the Company Call.

2.      DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

        2.1 Within ten (10) business days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part), the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise, and (b) a new Warrant of like tenor to purchase up to that number of Warrant Shares, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such

Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

        2.2 No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the Daily Price (as defined below) of the fractional share on the date of exercise.

        "DAILY PRICE" of a Warrant Share shall mean:

        (a) If the Company's Common Stock is listed and traded on an exchange or is quoted on the Nasdaq National Market, the closing or last sale price on such day;

        (b) If the Company's Common Stock is not traded on and exchange or quoted on the Nasdaq National Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported on such day; and

        (c) If none of the above is applicable, the Daily Price shall be the fair market value of the Common Stock as determined in good faith by the Company's Board of Directors.

3.      ADJUSTMENTS UPON CERTAIN EVENTS

        3.1 EFFECT OF REORGANIZATION

            (a) REORGANIZATION--NO CHANGE OF CONTROL

        Upon a merger, consolidation, acquisition of all or substantially all of the property or securities, liquidation or other reorganization of the Company (collectively, a "REORGANIZATION") during the Exercise Period, as a result of which the shareholders of the Company receive cash, securities or other property in exchange for their shares of Common Stock and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number and type of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable and cash and other property deliverable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any securities, cash or other property deliverable after that event upon the exercise of this Warrant.

            (b) REORGANIZATION--CHANGE OF CONTROL; TERMINATION OF WARRANT

        Upon a Reorganization prior to or during the Exercise Period, as a result of which the shareholders of the Company receive cash, securities or other property in exchange for their shares of Common Stock and the holders of the Company's voting equity securities immediately prior to such

Reorganization together own less than a majority interest of the voting equity securities of any successor corporation following such Reorganization, the Holder shall be given notice at least ten (10) days prior to the effectiveness thereof. Notwithstanding any other provision hereof, this Warrant shall become immediately exercisable in full upon such notice to the Holder, subject to the effectiveness of the Reorganization, provided, however, that such acceleration of exercisability will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any Reorganization for which pooling of interests accounting treatment is sought by the Company (in which event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant during the remainder of the Exercise Period, the number and type of securities of the successor corporation resulting from such Reorganization (and cash and other property) to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization). The Holder shall have five (5) days from the receipt of such notice to give notice to the Company whether it intends to conditionally exercise this Warrant, in whole or in part. Notwithstanding any other provision hereof, this Warrant shall become forever null and void to the extent not conditionally exercised on or before 5:00 p.m., Pacific time, on the fifth day following the receipt by the Holder of notice of the proposed Reorganization (unless the acceleration of exercisability is denied by the Company in order to preserve "pooling of interests" accounting treatment as set forth above).

        3.2 ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS

        If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of the same class as the Warrant Shares into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of Warrant Shares at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Shares by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of Warrant Shares at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of Warrant Shares issuable shall be to the nearest whole share.

        3.3 CERTIFICATE AS TO ADJUSTMENTS

        In the case of any adjustment in the Exercise Price or number and type of securities issuable and cash or other property deliverable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

4.      SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT SHARES

        4.1 This Warrant and, subject to satisfaction of Section 7.2, the securities issuable upon exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred to any entity other than a subsidiary of the Holder unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the Holder satisfactory to the Company stating that such transaction is exempt from registration, (c) such transaction is in compliance with Rule 144A or Rule 144 of the Securities Act, or (d) the Company otherwise satisfies itself that such transaction is exempt from registration.

        4.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Shares, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

5.      EXCHANGE OF WARRANT; LOST OR DAMAGED WARRANT CERTIFICATE

        This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

6.      REPRESENTATIONS AND WARRANTIES OF THE HOLDER AND THE COMPANY

        The Holder hereby represents and warrants to the Company as follows:

        (a) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

        (b) The Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant and the Warrant Shares. The Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise hereof for its own account and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and the General Rules and Regulations promulgated thereunder. The Holder shall not make any sale, transfer or other disposition of this Warrant or any Warrant Shares issuable upon exercise thereof in violation of the Securities Act by the U.S. Securities and Exchange Commission (the "COMMISSION") or in violation of any applicable state or foreign securities law.

        (c) The Holder has been advised that this Warrant, and the Warrant Shares issuable upon exercise hereof, have not been registered under the Securities Act or state or foreign securities laws in reliance upon an exemption from registration, and that reliance by the Company on such exemptions is predicated in part on Holder's representations set forth herein.

        (d) The Holder has been informed that under the Securities Act, this Warrant and the Warrant Shares issuable upon conversion hereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Holder. The Holder further agrees that the Company may refuse to permit the Holder to sell, transfer or dispose of this Warrant, and the Warrant Shares issuable upon conversion hereof (except as permitted under Rule 144), unless there is in effect a registration statement under the Securities Act and any applicable state or foreign securities laws covering such transfer, or unless the Holder furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

        The Company hereby represents and warrants to the Holder that this Warrant, when issued, sold and delivered in accordance with the terms of the Agreement and the Transaction Documents (as those terms are defined in the Asset Purchase Agreement between NeoRx Corporation and International Isotopes Inc. dated as of March 20, 2001) will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer arising (a) under federal and state securities law, (b) not by or through the Company, or (c) by agreement between the Company and the Holder or its successors..

7.      COVENANTS AS TO WARRANT SHARES

        7.1 RESERVATION OF SHARES

        The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Warrant Shares as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to provide sufficient reserves of Warrant Shares. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restriction arising (a) under federal and state securities law, (b) not by or through the Company, or (c) by agreement between the Company and the Holder or its successors.

        7.2 REGISTRATION OF WARRANT SHARES

        The Company agrees:

               (a) to use its best efforts to as soon as practicable, but not more than ten (10) business days after the later of (i) receipt and acceptance by the Company of EXHIBIT C, properly completed and executed, reflecting the assignment of the Warrant, or portions thereof, to the preferred shareholders of International Isotopes Inc. (the"I3 PREFERRED SHAREHOLDERS") or (ii) receipt and acceptance by the Company of EXHIBITS B AND D, properly completed and executed, from individual I3 Preferred Shareholders in the aggregate constituting at least 85% of the total number of I3 Preferred Shareholders, to prepare and file with the Commission a registration statement (the "REGISTRATION STATEMENT") relating to the sale of the Warrant Shares by the Holder from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Company's Common Stock is then traded) or in privately negotiated transactions;

               (b) to use its best efforts, subject to receipt of necessary information from the Holder, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within ninety
                      (90) days after the Registration Statement is filed with the Commission;

               (c) to use its best efforts to prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus filed as part thereof and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Warrant Shares may be resold by the Holder without registration or without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (iii) all of the Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

               (d) to furnish to the Holder with respect to the Warrant Shares registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Warrant Shares by the Holder; provided however, that the obligation of the Company to deliver copies of the Prospectus to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of the Prospectus;

               (e) during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

               (f) to use its best efforts to file documents required of the Company for customary Blue Sky clearance in states specified in writing by the Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented, and to file the documents necessary to list the Warrant Shares on the Nasdaq Stock Market;

               (g) to bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Warrant Shares pursuant to the Registration Statement, other than any fees and expenses of counsel or other advisers to the Holder, brokerage fees and commissions incurred by the Holder;

               (h) to comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares covered by the Registration Statement in accordance with the intended methods of distribution by the Holder as set forth in the Registration Statement;

               (i) to notify the Holder, if the Holder has registered Warrant Shares in the Registration Statement which remain unsold,
                      (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or under which such statement was made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

               (j) to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction; and

               (k) upon the occurrence of any event contemplated by Section 7.2(i)(v) or 7.2(i)(vi) above, to prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Warrant Shares being sold thereunder, such prospectus will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        7.3 RESALE OF WARRANT SHARES

        (a) The Holder hereby covenants with the Company not to make any sale of the Warrant Shares without satisfying the requirements of the Securities Act and the Rules and Regulations promulgated thereunder, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Holder acknowledges and agrees that such Warrant Shares are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Warrant Shares is accompanied by a separate certificate in the form acceptable to the Company to the effect that (i) the Warrant Shares have been sold in accordance with the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

        (b) The Holder acknowledges that there may occasionally be times when the Company determines the use of the Prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Warrant Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Holder written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Holder written notice that the Holder may thereafter effect sales pursuant to the Prospectus. The Company may, upon written notice to the Holder, suspend the use of the Prospectus for two 60-day periods in any 365-day period based on the reasonable determination of the Company's Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events. The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.

        (c) The Holder further covenants to notify the Company promptly of the sale of any of its Warrant Shares.

8.      INDEMNIFICATION

        (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Holder or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or pursuant to Rule 434 under the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "PROSPECTUS"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Warrant, or any failure of the Company to perform its obligations under this Warrant or under law, and will reimburse the Holder and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Holder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Holder by or on behalf of the Holder expressly for use in the Registration Statement or the Prospectus, or
(ii) the failure of the Holder to comply with the covenants and agreements contained in Sections 6 and 7 of this Warrant respecting resale of the Shares, or (iii) the inaccuracy of any representations made by the Holder in this Warrant or (iv) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder before the pertinent sale or sales by the Holder.

        (b) The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Holder, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 7.2 of this Warrant respecting the sale of the Warrant Shares or (ii) the inaccuracy of any representation made by the Holder in this Warrant or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, and the Holder will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

        (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a result of such failure.

        (d) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

               (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of Section 8(c), representing all of the indemnified parties who are parties to such action), or

               (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e) If the indemnification provided for in this Section 8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 8 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the placement of the Warrant Shares or

               (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above but the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Warrant resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

        The respective relative benefits received by the Company on the one hand and the Holder on the other shall be deemed to be in the same proportion as the amount paid by the Holder to the Company pursuant to this Warrant for the Warrant Shares purchased by the Holder that were sold pursuant to the Registration Statement bears to the difference (the "DIFFERENCE") between the amount the Holder paid for the Shares that were sold pursuant to the Registration Statement and the amount received by the Holder from such sale. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(c) and
(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Sections 8(c) and (d) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 8(e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 8 for purposes of indemnification. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8, the Holder shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (f) For the purpose of this Section 8, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 8(a) above.

9.      MISCELLANEOUS

        9.1 HOLDER AS OWNER

        The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

        9.2 NO SHAREHOLDER RIGHTS

        This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until this Warrant is exercised.

        9.3 NOTICES

        Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) two business days after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or
(d) five days after deposit with the United States Post Office or any foreign postal service, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten (10) days' advance written notice to the other party given in the foregoing manner.


       If to the Holder:           To the address last furnished
                                   in writing to the Company by
                                   the Holder

       If to the Company:          NeoRx Corporation
                                   410 West Harrison Street
                                   Seattle, WA  98119
                                   Attn:  Chief  Financial Officer
                                   Telephone: (206) 281-7001
                                   Facsimile:  (206) 298-9442

        9.4 AMENDMENTS AND WAIVERS

        Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding on each future Holder and the Company.

        9.5 GOVERNING LAW

        This Warrant shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Warrant.

        9.6 SUCCESSORS AND ASSIGNS; TRANSFER

        The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may not be transferred or assigned without the consent of the Company. Notwithstanding Sections 4.1 and 6(d), upon delivery by I3 to the Company of (a) an assignment for each I3 Preferred Shareholder in the form attached hereto as EXHIBIT C, (b) a letter of each I3 Preferred Shareholder in the form attached hereto as EXHIBIT D, (c) an EXHIBIT B properly completed by each I3 Preferred Shareholder, (d) written certification by I3, in form satisfactory to the Company, that I3 has complied, in both the offer and sale of the Warrants, with all notice, filing and registration requirements of federal and state securities laws as set forth in a Memorandum of Law satisfactory in form and substance to the Company prepared by counsel satisfactory to the Company, and (e) such other information as the Company shall reasonably request, the Company shall consent to the transfer or assignment of this Warrant to the I3 Preferred Shareholders.

10.     MODIFICATION; AMENDMENT

        This Warrant may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holder.

11.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

        Notwithstanding any investigation made by the Holder or the Company, all covenants, agreements, representations and warranties made by the Company and the Holder in this Agreement and in the certificates for the Warrant Shares delivered pursuant to this Warrant shall survive the execution of this Warrant, the delivery to the Holder of the Warrant and the Warrant Shares and the payment therefor.

12.     HEADINGS

        The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed to be part of this Warrant.

13.     ENTIRE AGREEMENT; COUNTERPARTS

        This Warrant constitutes the entire agreement between the parties about its subject and supersedes all prior agreements.

        [Signature page follows.]

        IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

                                     NeoRx Corporation



                                     By:________________________________________
                                        Paul G. Abrams, Chief Executive Officer



ACCEPTED AND AGREED:

International Isotopes Inc.



By____________________________________
Its___________________________________